UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

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THE PROCTER & GAMBLE COMPANY

Notice of Annual Meeting

and

Proxy Statement

Procter & Gamble Hall

at the Aronoff Center for the Arts

Annual Meeting of Shareholders

October 11, 2011

THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

August 26, 2011

Fellow Procter & Gamble Shareholders:

It is my pleasure to invite you to this year’s annual meeting of shareholders, which will be held on Tuesday, October 11, 2011.

The meeting will start at 9:00 a.m., Eastern Daylight Time, at the Procter & Gamble Hall at the Aronoff Center for the Arts, 650 Walnut Street, in Cincinnati.

We appreciate your continued confidence in our Company and look forward to seeing you on October 11.

Sincerely,

ROBERT A. MCDONALD
CHAIRMAN OF THE BOARD, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 26, 2011

Date:	Tuesday, October 11, 2011
Time:	9:00 a.m., Eastern Daylight Time
Place:	Procter & Gamble Hall at the Aronoff Center for the Arts
650 Walnut Street, Cincinnati, Ohio 45202

Purposes of the meeting:

•	To review the minutes of the 2010 annual meeting of shareholders;

•	To receive reports of officers;

•	To elect 11 members of the Board of Directors (“Board”);

•	To vote on a Board proposal to ratify appointment of the independent registered public accounting firm;

•	To provide an advisory vote on a Board proposal to approve the Company’s executive compensation (the “Say on Pay” vote);

•	To provide an advisory vote on a Board proposal to recommend the frequency of holding the Say on Pay vote in the future;

•	To vote on a Board proposal to amend the Company’s Amended Articles of Incorporation;

•	To vote on three shareholder proposals; and

•	To consider any other matters properly brought before the meeting.

Who may attend the meeting:

Only shareholders, persons holding proxies from shareholders, and invited representatives of the media and financial community may attend the meeting.

Shareholders attending the meeting who are hearing-impaired should identify themselves during registration so they can sit in a special section where an interpreter will be available.

What to bring:

If your shares are registered in your name, and you requested and received a printed copy of the proxy materials, you should bring the enclosed Admission Ticket to the meeting. If you received a Notice of Internet Availability of Proxy Materials and will not be requesting a printed copy of the proxy materials, please bring that Notice with you as your Admission Ticket.

If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or nominee confirming that you are the beneficial owner of those shares.

Audiocast of the annual meeting:

If you are not able to attend the meeting in person, you may join a live audiocast of the meeting on the Internet by visiting www.pg.com/investors at 9:00 a.m., Eastern Daylight Time on October 11, 2011.

Record Date:

August 12, 2011, is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

Information About the Notice of Internet Availability of Proxy Materials:

Again this year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. On August 26, 2011, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of August 12, 2011, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

Householding Information:

Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please call us toll-free at 1-800-742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company, Shareholder Services, P.O. Box 5572, Cincinnati, OH 45201-5572, or by email at shareholders.im@pg.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person to the annual meeting by 11:59 p.m., Eastern Daylight Time on Monday, October 10, 2011.

By order of the Board of Directors,

DEBORAH P. MAJORAS

Chief Legal Officer and Secretary

Proxy Statement

As more fully described in the Notice, the Board of Directors of The Procter & Gamble Company (the “Company”) has made these materials available to you over the Internet or, upon your request, has mailed you printed versions of these materials in connection with the Company’s 2011 annual meeting of shareholders, which will take place on October 11, 2011. The Notice was mailed to Company shareholders beginning August 26, 2011, and our proxy materials were posted on the website referenced in the Notice on that same date. The Company, on behalf of its Board, is soliciting your proxy to vote your shares at the 2011 annual meeting of shareholders. We solicit proxies to give shareholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

Voting Information

Who can vote?

You can vote if, as of the close of business on Friday, August 12, 2011, you were a shareholder of record of the Company’s:

•	Common Stock (“Common Stock”);

•	Series A ESOP Convertible Class A Preferred Stock; or

•	Series B ESOP Convertible Class A Preferred Stock.

Each share of Company stock gets one vote. On August 12, 2011, there were issued and outstanding:

•	2,748,005,731 shares of Common Stock;

•	64,973,864 shares of Series A ESOP Convertible Class A Preferred Stock; and

•	60,849,261 shares of Series B ESOP Convertible Class A Preferred Stock.

For The Procter & Gamble Shareholder Investment Program participants:

If you are a participant in The Procter & Gamble Shareholder Investment Program, you can vote shares of Common Stock held for your account through the custodian for that program.

For participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and/or The Procter & Gamble Savings Plan:

If you are a participant in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and/or The Procter & Gamble Savings Plan, you can instruct the Trustees how to vote the shares of stock that are allocated to your account. If you do not vote your shares, the Trustees will vote them in proportion to those shares for which they have received voting instructions. Likewise, the Trustees will vote shares held by the trust that have not been allocated to any account in the same manner.

How do I vote by proxy?

Most shareholders can vote by proxy in three ways:

•	By Internet—You can vote via the Internet by following the instructions in the Notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on that website;

•	By Telephone—In the United States and Canada you can vote by telephone by following the instructions in the Notice or by calling 1-800-690-6903 (toll-free) and following the instructions; or

•

By Mail—You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Please see the Notice or the information your bank, broker or other holder of record provided you for more information on these options.

If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your proxy).

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

Can I change or revoke my vote after I return my proxy card?

Yes. You can change or revoke your proxy by Internet, telephone or mail prior to 11:59 p.m., Eastern Daylight Time on Monday, October 10, 2011, or by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting instead of voting by proxy?

Yes. However, we encourage you to vote your proxy by Internet, telephone or mail prior to the meeting.

Voting Procedures

Election of Directors—Each of the 11 nominees for Director who receives a majority of votes cast will be elected as a member of the Board. A “majority of votes cast” means that the number of shares cast “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect. Pursuant to the By Laws of the Board of Directors, if a non-incumbent nominee for Director receives a greater number of votes cast “against” than votes cast “for,” such nominee shall not be elected as a member of the Board. Any incumbent nominee for Director who receives a greater number of votes cast “against” than votes cast “for” shall continue to serve on the Board pursuant to Ohio law, but shall immediately tender his or her resignation as a Director to the Board. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance & Public Responsibility Committee (in each case excluding the nominee in question), whether to accept the resignation. Absent a compelling reason for the Director to remain on the Board, the Board shall accept the resignation. The Board’s explanation of its decision shall be promptly disclosed on a Form 8-K submitted to the Securities and Exchange Commission (“SEC”).

The Board Proposals regarding Say on Pay and Say on Pay vote frequency are advisory and not binding on the Company. They require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

The Board Proposal to amend the Company’s Amended Articles of Incorporation requires the affirmative vote of a majority of the Company’s issued and outstanding shares for adoption. Accordingly, abstentions and broker non-votes have the same effect as votes against this proposal.

All Other Proposals require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

Who pays for this proxy solicitation?

The Company does. We have hired Phoenix Advisory Partners, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $15,000 plus reasonable expenses. In addition, Phoenix Advisory Partners and the Company’s Directors, officers and employees may also solicit proxies by mail, telephone, personal contact, email or other online methods. We will reimburse their expenses for doing this.

We will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies.

Board Composition

Experiences, Skills and Qualifications

Each individual Director should epitomize the Company’s Purpose, Values and Principles, possess the highest ethics and integrity and demonstrate commitment to representing the long-term interests of the Company’s shareholders. Each Director should also have individual experiences that provide practical wisdom, mature judgment and an inquisitive and objective mind. These experiences, at policy-making levels, may include business, government, technology, international, marketing and other areas that are relevant to the Company’s global operations. In addition, the evaluation of Director nominees by the Governance & Public Responsibility Committee takes into account diversity, including with respect to international background, age, gender and race.

Below we identify and describe specific experiences, skills and qualifications our Directors bring to the Board. Each Director’s specific experiences, skills and qualifications that the Board considered in their re-nomination are included in their individual biographies. However, the fact that we do not list a particular experience, skill or qualification for a Director does not mean that Director does not possess that particular experience, skill or qualification.

Leadership experience. Directors with significant leadership experience over an extended period, especially current and former chief executive officers, provide the Company with special insights. These individuals demonstrate a practical understanding of how large organizations operate, including the importance of human resource management and how employee and executive compensation are set. They understand strategy and risk management. They possess extraordinary leadership qualities and are able to identify and develop leadership qualities in others. And, through their various leadership positions, they have access to important information and relationships that benefit the Company.

Consumer Industry experience. Directors with experience in dealing with consumers, particularly in the areas of marketing and selling products or services to consumers, provide valuable insights to the Company. They understand consumer needs, recognize products and marketing campaigns that might resonate with consumers and identify potential changes in consumer trends and buying habits.

International experience. Directors with experience in markets outside of the United States bring valuable knowledge to the Company, which generates over 63% of its revenue from international markets.

Marketing experience. Directors with experience identifying, developing and marketing new products, as well as new areas for existing products, can add significant positive impact to the Company’s operational results. As one of the world’s largest advertisers, this is a particularly important attribute.

Finance experience. Directors with an understanding of accounting and financial reporting processes, particularly as they relate to a large, complex, international business, provide an important oversight role. The Company employs a number of financial targets to measure its performance, and accurate financial reporting is critical to the Company’s success. Directors with financial experience are critical to ensuring effective oversight of the Company’s financial measures and processes.

Government experience. Directors with government experience, whether as members of the government or through extensive interactions with government and government agencies, are able to recognize, identify and understand the key issues that the Company faces in an economy increasingly affected by the role of governments around the world.

Technology experience. Directors with an understanding of technology and innovation help the Company focus its efforts in these important areas, as well as track progress. As one of the few companies with an Innovation & Technology Committee of the Board, this is particularly important to the Company’s overall success.

Diversity

The Board considers diversity to be an important criterion in the selection and nomination of candidates for Director. As a global company, the Board seeks Directors with international background and global experience, among other factors. This is reflected in the Board’s Corporate Governance Guidelines, which set forth the minimum criteria for Board members, and note that the Board “seeks to achieve a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience.”

Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the Director nomination process. For this year’s election, the Board has nominated 11 individuals. Those 11 individuals range in age from 50 to 65. Each nominee is a strategic thinker and has varying, specialized experience in areas that are relevant to the Company. Moreover, their collective experience covers a wide range of countries, geographies and industries, including consumer products, technology, financial services, media, agriculture, aerospace and health care, as well as roles in consulting and government. Five are women; two are African-American and one is Mexican. This year, the Company received an award from WomenCorporateDirectors for serving as a role model in both corporate leadership and best governance practices by being a top performing company with a board consisting of three or more women members.

The Board assesses the effectiveness of its diversity policy every year as part of the nomination process for the annual election of Directors by the Company’s shareholders. The Board’s Governance & Public Responsibility Committee, responsible for making recommendations for Director nominations to the full Board, reviews the Director nominees (including shareholder nominees) and ascertains whether, as a whole, the group meets the Board’s policy in this regard. Having reviewed the collective background and experience of the 11 nominees, the Board has concluded that they provide sufficient diversity to meet the Board’s policy.

Election of Directors

All of the Board’s nominees for Director are incumbent nominees who will be elected for a one-year term. Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Robert A. McDonald, W. James McNerney, Jr., Johnathan A. Rodgers, Mary Agnes Wilderotter, Patricia A. Woertz and Ernesto Zedillo were elected for one-year terms at the 2010 annual meeting. Susan Desmond-Hellmann was appointed to the Board effective December 13, 2010 and Margaret C. Whitman was appointed to the Board effective February 8, 2011. The current terms of all nominees for Director will expire at the 2011 annual meeting. The Board has nominated each of these individuals for new terms that will expire at the 2012 annual meeting.

Each of the nominees for Director has accepted the nomination and agreed to serve as a Director if elected by the Company’s shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote on that substitute nominee.

The Board of Directors recommends a vote FOR Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, Robert A. McDonald, W. James McNerney, Jr., Johnathan A. Rodgers, Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz and Ernesto Zedillo as Directors to hold office until the 2012 annual meeting of shareholders and until their successors are elected.

Nominees for Election as Directors with Terms Expiring in 2012
Angela F. Braly	Director since 2009, Age 50

Ms. Braly is Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (a healthcare insurance company). She has served as Chair of the Board since March, 2010 and President and Chief Executive Officer since 2007. She previously served as Executive Vice President, General Counsel and Chief Public Affairs Officer of WellPoint from 2005 to 2007 and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005.

As Chief Executive Officer of a major health benefits company that interacts directly with consumers, Ms. Braly has a vast amount of leadership, consumer industry and marketing experience. Ms. Braly also brings a significant amount of government experience, given her prior role as general counsel and chief public affairs officer for WellPoint, where she was responsible for the company’s government relations efforts, among other areas.

Member of the Audit and Governance & Public Responsibility Committees.

Kenneth I. Chenault	Director since 2008, Age 60

Mr. Chenault is Chairman and Chief Executive Officer of the American Express Company (a global services, payments and travel company), where he has served in various roles of increasing responsibility since joining the company in 1981. Mr. Chenault assumed his current responsibilities as Chairman and Chief Executive Officer in 2001. He has been a Director of International Business Machines Corporation since 1998.

As Chairman and Chief Executive Officer of American Express, Mr. Chenault has significant leadership and financial experience. With more than 30 years experience delivering products and services to consumers and businesses all across the world, Mr. Chenault brings consumer and business insights, marketing expertise, as well as a global perspective to the Board.

Member of the Audit and Compensation & Leadership Development Committees.

Scott D. Cook	Director since 2000, Age 59

Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services company), which he co-founded in 1983. He served as President and Chief Executive Officer of Intuit from 1983 to 1994 and as Chairman of the Board of Intuit from 1993 through 1998. He has been a Director of eBay Inc. since 1998.

As a co-founder and former Chief Executive Officer of Intuit, whose software is marketed and sold directly to consumers, and a current Director of eBay, Mr. Cook has a wealth of leadership, technology, consumer industry and marketing experience that he brings to the Board.

Chair of the Innovation & Technology Committee and member of the Compensation & Leadership Development Committee.

Susan Desmond-Hellmann	Director since 2010, Age 54

Dr. Desmond-Hellmann is Chancellor and Arthur and Toni Rembe Rock Distinguished Professor, University of California, San Francisco (“UCSF”), where she has served since August 2009. From 2004 through 2009, Dr. Desmond-Hellmann served as president of product development at Genentech, a biotechnology company, where she was responsible for pre-clinical and clinical development, business development and product portfolio management. She joined Genentech in 1995. Prior to joining Genentech, Dr. Desmond-Hellmann was associate director of clinical cancer research at Bristol-Myers Squibb Pharmaceutical Research Institute. She was appointed to the Company’s Board on December 13, 2010.

As Chancellor of UCSF, a member of the California Academy of Sciences board of trustees and president of product development at Genentech, Dr. Desmond-Hellmann has extensive leadership and technology experience. As a member of the Federal Reserve Bank of San Francisco’s Economic Advisory Council, she also brings finance experience to the Board.

Member of the Audit and Innovation & Technology Committees.

Robert A. McDonald	Director since 2009, Age 58

Mr. McDonald is Chairman of the Board, President and Chief Executive Officer of the Company, which he joined in 1980 and where he has held numerous positions of increasing responsibility in the United States and internationally, including Chief Operating Officer from 2007 to 2009 and Vice Chair, Global Operations from 2004 to 2007. He has been a Director of Xerox Corporation since 2005.

As someone who has spent his entire career with the Company, much of it outside of the United States, and who currently serves as Chief Executive Officer, Mr. McDonald has an extensive, in-depth knowledge of the Company’s business. His wide-ranging roles throughout his career at the Company also provide him with significant leadership, consumer industry, marketing and international experience.

W. James McNerney, Jr.	Director since 2003, Age 62

Mr. McNerney is Chairman of the Board, President and Chief Executive Officer of The Boeing Company (an aerospace, commercial jetliners and military defense systems company), a position he has held since 2005. From 2001 to 2005, Mr. McNerney was CEO of 3M Company, a global technology company. Prior to his appointment as CEO of 3M Company, Mr. McNerney was employed by General Electric for nearly twenty years, where he held positions of increasing importance. He has been a Director of International Business Machines Corporation since 2009.

As the Chief Executive Officer of Boeing, former Chief Executive Officer of 3M and former executive of General Electric, Mr. McNerney brings a wealth of leadership, global and technology experience. His extensive experience managing large, global manufacturing companies, as well as his insight into government affairs, enable him to advise the Board on a variety of strategic and business matters.

Presiding Director, Chair of the Compensation & Leadership Development Committee and member of the Governance & Public Responsibility Committee.

Johnathan A. Rodgers	Director since 2001, Age 65

Mr. Rodgers was President and Chief Executive Officer of TV One, LLC (a media and communications company), from 2003 until he retired on July 31, 2011. Prior to joining TV One, Mr. Rodgers was President of Discovery Networks for six years and worked for CBS, Inc. for twenty years, where he held a variety of executive positions. He has been a Director of Nike, Inc. since 2006.

As the recently retired Chief Executive Officer of TV One, LLC, Mr. Rodgers has significant leadership experience. His prior role in media and communications, combined with past management roles at Discovery Networks and CBS, Inc., also give him extensive consumer industry, marketing and technology experience.

Member of the Innovation & Technology Committee.

Margaret C. Whitman	Director since 2011, Age 55

Ms. Whitman is a part-time Strategic Advisor to Kleiner, Perkins, Caulfield & Byers (a Silicon Valley venture capital firm). She formerly served as President and Chief Executive Officer of eBay Inc. (an ecommerce and payments company) from 1998 to 2008. Prior to joining eBay, Ms. Whitman held executive level positions at Hasbro Inc., a toy company, FTD, Inc., a floral products company, The Stride Rite Corporation, a footwear company, The Walt Disney Company, an entertainment company, and Bain & Company, a consulting company. She also served as a Director of the Company from 2003 to 2008 and of DreamWorks Animation SKG, Inc. from 2005 to 2008, having resigned from both boards of directors in preparation for her 2010 California gubernatorial bid. She has been a Director of Hewlett Packard Company since January 21, 2011 and Zipcar since February 28, 2011. Ms. Whitman was appointed to the Company’s Board on February 8, 2011.

As the former President and Chief Executive Officer of eBay, and previously as a senior officer of a number of consumer products companies, Ms. Whitman has extensive leadership and consumer industry experience. Her prior management roles also provide her with significant marketing and technology experience.

Member of the Compensation & Leadership Development and Innovation & Technology Committees.

Mary Agnes Wilderotter	Director since 2009, Age 56

Mrs. Wilderotter is Chairman of the Board, President and Chief Executive Officer of Frontier Communications Corporation (a communications company specializing in providing services to rural areas and small and medium-sized towns and cities), which she joined as President and Chief Executive Officer in 2004. Mrs. Wilderotter previously held positions as Senior Vice President of Worldwide Public Sector at Microsoft, President and Chief Executive Officer of Wink Communications, Inc. and Executive Vice President of National Operations for AT&T’s Wireless Service, Inc. She has been a Director of Xerox Corporation since 2006. Mrs. Wilderotter was a Director of The McClatchy Company from 2001 to 2007, and of Yahoo! Inc. from 2007 to 2009.

As Chief Executive Officer of Frontier Communications, and previously as Chief Executive Officer of Wink Communications, Mrs. Wilderotter has significant leadership experience. Her current role, along with her prior roles at Microsoft, Wink Communications and AT&T, also give her a vast amount of consumer industry, marketing and technology experience.

Member of the Compensation & Leadership Development and Governance & Public Responsibility Committees.

Patricia A. Woertz	Director since 2008, Age 58

Ms. Woertz is Chairman, Chief Executive Officer and President of Archer Daniels Midland Company (agricultural processors of oilseeds, corn, wheat and cocoa, etc.), a company she joined in 2006. Ms. Woertz was named Chief Executive Officer and President in 2006 and Chairman in 2007. Prior to joining Archer Daniels Midland, Ms. Woertz held positions of increasing importance at Chevron Corporation and its predecessor companies. She began her career as a certified public accountant with Ernst & Ernst.

As Chief Executive Officer of Archer Daniels Midland, Ms. Woertz has significant leadership experience. Having started her career as a certified public accountant, and with a broad range of executive roles at Chevron Corporation and its predecessor companies, Ms. Woertz also brings a significant amount of international, marketing, finance, government relations and technology experience.

Chair of the Audit Committee and member of the Governance & Public Responsibility Committee.

Ernesto Zedillo	Director since 2001, Age 59

Dr. Zedillo served as President of Mexico from 1994 to 2000 and currently serves as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He has been a Director of Alcoa Inc. since 2002 and Citigroup, Inc. and Grupo PRISA since 2010. Dr. Zedillo was also a Director of Union Pacific Corporation from 2001 to 2006.

Dr. Zedillo’s prior service as President of Mexico provides him with significant government and leadership experience. His current role as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University provides him with a wealth of international experience. He also has significant financial experience, having previously served on the Audit Committee of Union Pacific and as the Secretary of Economic Programming and the Budget for Mexico, as well as having held various positions at the Banco de Mexico.

Chair of the Governance & Public Responsibility Committee and member of the Innovation & Technology Committee.

The Board of Directors

General Oversight

The Board has general oversight responsibility for the Company’s affairs pursuant to Ohio’s General Corporation Law, the Company’s Amended Articles of Incorporation, the Code of Regulations, and the By Laws of the Board of Directors. The Board has established committees to assist in this regard. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders. Although the Board does not have responsibility for the day-to-day management of the Company, it stays informed about the Company’s business and provides guidance to Company management through periodic meetings, site visits and other interactions. The Board is deeply involved in the Company’s strategic planning process, leadership development and succession planning. Additional details concerning the role and structure of the Board are contained in the Board’s Corporate Governance Guidelines, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer (“CEO”) and Chairman of the Board. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Company at that time. This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified Director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when necessary. Accordingly, at different points in time in the Company’s history, the CEO and Chairman of the Board roles have been held by the same person. At other times, they have been held by different individuals. In each instance, the decision on whether to combine or separate the roles was made in the best interests of the Company’s shareholders, based on the circumstances at the time.

Further, in the event that the Board determines that the same individual should hold the positions of CEO and Chairman of the Board, the Board elects a Presiding Director from the independent Directors. The Presiding Director has the authority to call meetings of the independent Directors, can be contacted directly by shareholders, acts as the key Board liaison with the CEO, chairs the executive sessions of the Board, presides over Board meetings in the absence of the Chairman and communicates the Board’s feedback to the CEO, including the non-management Directors’ annual evaluation of his performance. This guarantees full involvement in decision-making by the non-employee Directors. The Presiding Director also advises the Chairman and the Chair of the Governance & Public Responsibility Committee regarding membership of the various Board Committees and selection of the Committee Chairs, advises the Chairman on retention of advisors and consultants to the Board and advises on issues discussed at executive sessions. This ensures that the Presiding Director plays an active role in Board governance. Finally, the Presiding Director also approves meeting agendas and other information sent to the Board and ensures that there is sufficient time for discussion of all agenda items.

The Board believes that its current leadership structure, with Mr. McDonald serving as both CEO and Chairman of the Board, provides unified leadership and direction for the Company and gives clear focus for management to execute the Company’s strategy and business plans at this time. This structure has served the Company and its shareholders well in the past, as evidenced by the Company’s success. The Board will continue to evaluate the Company’s leadership structure to ensure the Board’s structure is right and appropriate at all times.

Risk Oversight

It is the responsibility of the Company’s senior management to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of the Board to understand and oversee the Company’s strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. The Board takes an active approach to its risk oversight role. This approach is bolstered by the Board’s leadership and committee structure, which ensures: (1) proper consideration and evaluation of potential enterprise risks by the full Board under the auspices of the Chairman of the Board and Presiding Director; and (2) further consideration and evaluation of discrete risks at the committee level.

To ensure proper oversight of the Company’s management and the potential risks that face the Company, the non-employee members of the Board elect annually a Presiding Director from the Board’s independent Directors. In addition, the Board is predominantly comprised of independent Directors, and all members of the key committees of the Board (Audit, Compensation & Leadership Development, and Governance & Public Responsibility) are independent. This strong system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the CEO, are reviewed and overseen by the non-employee Directors of the Board.

Risk management oversight by the full Board includes a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s global business units, including the risks associated with these strategic plans. The Board also conducts an annual review of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of the Company’s senior management which, on a continual basis, identifies current and future potential risks facing the Company and ensures that actions are taken to manage and mitigate those potential risks. The Board also has overall responsibility for leadership succession for the Company’s most senior officers and reviews succession plans each year.

In addition, the Board has delegated certain risk management oversight responsibilities to certain Board committees, each of which reports regularly to the full Board. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process. It also regularly receives reports regarding the Company’s most significant internal controls, compliance risks, and potential legal and regulatory risks, along with management’s plans for managing and mitigating those risks, and processes for maintaining compliance within a strong internal controls environment. Representatives from the Company’s independent auditor attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, the Company’s Chief Financial Officer (“CFO”), Chief Legal Officer, chief audit executive and representatives of the Company’s independent auditor individually meet in private session with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.

The Board’s Compensation & Leadership Development (“C&LD”) Committee employs an independent compensation consultant, Frederic W. Cook & Co., Inc., who does not work for management and, among other tasks, reviews and reports on all of the Company’s executive compensation programs, including the potential risks and other impacts of incentives created by the programs. For more details on the arrangement with Frederic W. Cook & Co., Inc., please see the section entitled “Engagement of Independent Adviser” found on page 40 of this proxy statement.

The independent compensation consultant’s review included an analysis of the Company’s short-term and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives and stock ownership requirements and trading policies. Simultaneously, members of management performed a similar review of the Company’s other compensation programs. The results of the consultant’s analysis of the Company’s executive compensation programs, as well as management’s review of the Company’s other compensation programs, were shared with the C&LD Committee, which concluded that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company as a whole.

In reaching its conclusion, the C&LD Committee noted that the Company’s compensation programs include a mix of cash and equity and annual and long-term incentives. This mix of compensation, the design features of these programs and the Company’s respective oversight and control requirements mitigate the potential of any individual inclination toward taking unnecessary risks. The C&LD Committee also acknowledged various other features of the Company’s compensation programs, policies and practices designed to mitigate unwarranted risk. For example, the Company’s annual cash bonus program, the Short-Term Achievement Reward (“STAR”), provides the C&LD Committee with discretion to reduce or eliminate any award that would otherwise be payable. In addition, the performance metrics under STAR include both quantitative measures (e.g. top-line growth, bottom-line profits, free cash flow, etc.) and qualitative measures (e.g., relative performance, internal collaboration, strategic strength, innovation, etc.). These non-metric features mitigate any tendency for an executive to focus too much on the specific financial metrics under STAR. Moreover, the performance metrics associated with STAR (50% core earnings per share growth and 50% organic sales growth) are aligned with the Company’s business plans and strategic objectives, and the weighting of STAR target awards in the mix of target annual cash compensation is generally at or below the median for the Peer Group, as defined on pages 27 to 28 of this proxy statement.

Further, the C&LD Committee recognized that the Company’s long-term incentives include a balanced portfolio of options, restricted stock units and performance-vested stock (under the Performance Stock Plan). These long-term incentives incorporate a variety of payout horizons that focus executives on long-term performance: 10-year terms with three-year cliff vesting for stock options, restricted stock units with five-year cliff vesting and a three-year performance period for performance-vested stock. The C&LD Committee also noted that the design of the Performance Stock Plan reduces the likelihood that an executive will focus too much on a single performance measure by including four different performance categories, each of which is equally weighted: organic sales growth, before tax operating profit growth, core earnings per share growth and free cash flow productivity. Each of the financial measures are defined on page 35 of this proxy statement.

Finally, the C&LD Committee acknowledged that the Company has adopted several policies intended to mitigate inappropriate risk taking, including stock ownership guidelines for senior executives, a recoupment policy that applies in the event of any significant financial restatement and an insider trading policy that prohibits margin and hedging transactions by senior executives.

Committees of the Board

To facilitate deeper penetration into certain key areas of oversight, the Board has established four committees. Membership on these Committees, as of August 12, 2011, is shown in the following chart:

Audit	Compensation & Leadership Development	Governance & Public Responsibility	Innovation & Technology
Ms. Woertz[1]	Mr. McNerney[1]	Dr. Zedillo[1]	Mr. Cook[1]
Ms. Braly	Mr. Chenault	Ms. Braly	Dr. Desmond-Hellmann
Mr. Chenault	Mr. Cook	Mr. McNerney	Mr. Rodgers
Dr. Desmond-Hellmann	Ms. Whitman	Mrs. Wilderotter	Ms. Whitman
	Mrs. Wilderotter	Ms. Woertz	Dr. Zedillo

[1]	Committee Chair

All Directors served on the respective committees listed above, including committee chairs, for the Company’s entire fiscal year, with the following exceptions:

Dr. Desmond-Hellmann was appointed as a member of the Audit and Innovation & Technology Committees effective upon her appointment to the Board on December 13, 2010.

Ms. Whitman was appointed as a member of the C&LD and Innovation & Technology Committees effective as of the Board’s April 2011 meeting.

The Audit Committee met eight times during the fiscal year ended June 30, 2011, to carry out its responsibilities under its charter. At all of these meetings, representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and financial management were present to review accounting, control, auditing and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s CFO, Chief Legal Officer, chief audit executive and representatives of Deloitte & Touche LLP. All members of this Committee are independent under the New York Stock Exchange (“NYSE”) listing standards and the Board of Directors’ Guidelines for Determining the Independence of its Members (the “Independence Guidelines”) which can be found in the corporate governance section of the Company’s website at www.pg.com/investors. The Audit Committee has the responsibilities set forth in its charter with respect to accounting, financial reporting and disclosure processes and adequacy of systems of disclosure and internal control established by management; the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent registered public accounting firm’s qualifications and independence; the performance of the Company’s internal audit function and the independent registered public accounting firm; and preparing the annual Report of the Audit Committee to be included in the Company’s proxy statement. In addition to these responsibilities, the Committee, at the request of the Board, continued to oversee the Company’s internal investigation, as well as the external investigations, into competition law violations in Europe, for which the Board assigned oversight responsibility to the Committee. The Audit Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Compensation & Leadership Development Committee met five times during the fiscal year ended June 30, 2011, during which it held five executive sessions with no member of management present. All members of this Committee are independent under the NYSE listing standards and the Independence Guidelines. The C&LD Committee has a charter, under which it has full authority and responsibility for the Company’s overall compensation policies, including base pay, short and long-term pay, retirement benefits, perquisites, clawback policy, stock ownership requirements, stock holding requirements and severance arrangements, if any, and their specific application to principal officers elected by the Board and to members of the Board. This Committee also assists the Board in the leadership development and evaluation of principal officers. As a practical matter, the CEO makes recommendations to the C&LD Committee regarding the compensation elements of the principal officers (other than his own compensation) based on Company performance, individual performance and input from Company management and the C&LD Committee’s independent compensation consultant. All final decisions regarding compensation for principal officers are made by this Committee, and this Committee makes a recommendation to the Board regarding the shareholder votes related to executive compensation. For more details regarding principal officer compensation or this Committee’s process for making decisions regarding the compensation of principal officers, please see the Compensation Discussion and Analysis section found on pages 24 to 42 of this proxy statement. This Committee also approves all stock-based equity grants made under The Procter & Gamble 2009 Stock and Incentive Compensation Plan to non-principal officers. This Committee has delegated to the CEO the authority to make equity grants to non-principal officers subject to the specific terms and conditions determined by the C&LD Committee. This Committee retains an independent compensation consultant, hired directly by the C&LD Committee, to advise it regarding executive compensation matters. The C&LD Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Governance & Public Responsibility Committee met six times during the fiscal year ended June 30, 2011. All members of the Governance & Public Responsibility Committee are independent under the NYSE listing standards and the Independence Guidelines. The Governance & Public Responsibility Committee has governance responsibilities set forth in its charter with respect to identifying individuals qualified to become members of the Board; recommending when new members should be added to the Board and individuals to fill vacant Board positions; recommending to the Board the Director nominees for the next annual meeting of shareholders and whether to accept the resignation of any incumbent Director nominee who received a greater number of “against” votes than “for” votes in a non-contested election; recommending Board committees and committee assignments; periodically reviewing and recommending updates to the Board’s Corporate Governance Guidelines; educating the Board and the Company in applicable governance laws and regulations; assisting the Board and the Company in interpreting and applying the Company’s Corporate Governance Guidelines and other issues related to Board governance; and evaluating the Board and its members. The Committee also covers public responsibility topics such as overseeing the Company’s social investments and commitment to making a meaningful impact around the world, by reviewing strategies and plans for improving lives in ways that enable people to thrive and that increase their quality of living; overseeing the Company’s commitment to and efforts regarding environmental sustainability; overseeing the Company’s community and government relations; overseeing the Company’s product quality and quality assurance systems; overseeing protection of the Company’s corporate reputation and other matters of importance to the Company and its stakeholders (including employees, consumers, customers, suppliers, shareholders, governments, local communities and the general public); and overseeing the Company’s organizational diversity. The Governance & Public Responsibility Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Innovation & Technology Committee met two times during the fiscal year ended June 30, 2011. All members of the Innovation & Technology Committee are independent under the NYSE listing standards and the Independence Guidelines. The Innovation & Technology Committee has the responsibilities set forth in its charter with respect to overseeing and providing counsel on matters of innovation and technology. Topics considered by this Committee include the Company’s approach to technical and commercial innovation; the innovation and technology acquisition process; and tracking systems important to successful innovation. The Innovation & Technology Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

Board and Committee Meeting Attendance

During the fiscal year ended June 30, 2011, the Board held eight meetings and the Committees of the Board held 21 meetings for a total of 29 meetings. Average attendance at these meetings by members of the Board during the past year exceeded 98%. All Directors attended greater than 86% of the meetings of the Board and the Committees on which they serve.

Corporate Governance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to set forth its commitments and guiding principles concerning overall governance practices. These guidelines can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

Director Independence

The Board has determined that the following Directors are independent under the NYSE listing standards and the Independence Guidelines because they have either no relationship with the Company (other than being a Director and shareholder of the Company) or only immaterial relationships with the Company: Angela

F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, W. James McNerney, Jr., Johnathan A. Rodgers, Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz and Ernesto Zedillo. All members of the Board’s Audit, C&LD, Governance & Public Responsibility and Innovation & Technology Committees are independent.

In making these independence determinations, the Board applied the NYSE listing standards and the categorical independence standards contained in the Independence Guidelines. Under the Independence Guidelines, certain relationships were considered immaterial and, therefore, were not considered by the Board in determining independence, but were reported to the Chair of the Governance & Public Responsibility Committee. Applying the NYSE listing standards and the Independence Guidelines, the Board determined that there are no transactions, relationships or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board.

Mr. McDonald is Chairman of the Board, President and CEO of the Company. As such, he cannot be deemed independent under the NYSE listing standards and the Independence Guidelines.

Code of Ethics

The Company has a code of ethics for its employees. The most recent version of this code of ethics, which is consistent with SEC regulations and NYSE listing standards, is contained in the Worldwide Business Conduct Manual. The Worldwide Business Conduct Manual was updated and redeployed to all of the Company’s employees, officers and Directors in early 2011, and can be found on the Company’s website at www.pg.com, along with any future amendments thereto. The Worldwide Business Conduct Manual is firmly rooted in the Company’s long-standing Purpose, Values and Principles, which can also be found on the Company’s website at www.pg.com. During the fiscal year ended June 30, 2011, the Company continued its deployment of the Worldwide Business Conduct Manual throughout the Company in 28 different languages, including online training.

Review and Approval of Transactions with Related Persons

The Worldwide Business Conduct Manual requires that all employees and Directors disclose all potential conflicts of interest and promptly take actions to eliminate any such conflict when the Company requests. In addition, the Company has adopted a written Related Person Transaction Policy that prohibits any of the Company’s executive officers, Directors or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy.

Under our Related Person Transaction Policy, the Chief Legal Officer is charged with primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed transaction. To assist the Chief Legal Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Chief Legal Officer determines that the related person would have a direct or indirect material interest in the transaction, the Chief Legal Officer must present the proposed transaction to the Audit Committee for review or, if impracticable under the circumstances, to the Chair of the Audit Committee. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

•	Whether the proposed transaction was undertaken in the ordinary course of business of the Company;

•	Whether the proposed transaction was initiated by the Company or the related person;

•	Whether the proposed transaction contains terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to the Company of, the proposed transaction;

•	The approximate dollar value of the proposed transaction, particularly as it involves the related person;

•	The related person’s interest in the proposed transaction; and

•	Any other information regarding the related person’s interest in the proposed transaction that would be material to investors under the circumstances.

The Audit Committee may only approve the proposed transaction if it determines that the transaction is not inconsistent with the best interests of the Company as a whole. Further, in approving any such transaction, the Audit Committee has the authority to impose any terms or conditions it deems appropriate on the Company or the related person. Absent this approval, no such transaction may be entered into by the Company with any related person.

Jon R. Moeller, the Company’s CFO, is married to Lisa Sauer, a long-tenured employee of the Company who currently holds the position of Vice President–Purchases, Global Packaging and Hygiene Materials. Her total compensation in the last year was approximately $750,000, consisting of salary, bonus, equity grants and retirement benefits. Her compensation is consistent with the Company’s overall compensation principles based on her years of experience, performance and position within the Company. Prior to Mr. Moeller becoming CFO, the Audit Committee approved the continued employment of Ms. Sauer with the Company under the Company’s Related Person Transaction Policy, concluding that her continued employment was not inconsistent with the best interests of the Company as a whole.

Deborah P. Majoras, the Company’s Chief Legal Officer and Secretary, is married to John M. Majoras, one of over 800 partners in the law firm of Jones Day. The Company has hired Jones Day in the ordinary course of business, to perform legal services. The Company’s relationship with Jones Day dates back more than 25 years and significantly precedes Ms. Majoras joining the Company as Vice President and General Counsel in 2008 from the Federal Trade Commission, where she served as Chairman. Mr. Majoras does not receive any direct compensation from the fees paid to Jones Day by the Company, his ownership in the Jones Day law firm is significantly less than 1%, and the fees paid by the Company to Jones Day in the last fiscal year were significantly less than 1% of their annual revenues. Mr. Majoras did not personally render any legal services to the Company, nor supervise any attorney in rendering legal services to the Company during the previous fiscal year. Under the Company’s Related Person Transaction Policy, the Audit Committee reviewed and approved the continued use of Jones Day as a provider of legal services to the Company, but required Mr. McDonald, the Company’s CEO, to approve any recommendations by Ms. Majoras to hire Jones Day for a specific legal matter. In doing so, the Committee concluded that the Majorases did not have a direct or indirect material interest in the Company’s hiring of Jones Day and that the relationship is not inconsistent with the best interests of the Company as a whole.

Other than as noted above, there were no transactions, in which the Company or any of its subsidiaries was a participant, the amount involved exceeded $120,000, and any Director, Director nominee, executive officer or any of their immediate family members had a direct or indirect material interest reportable under applicable SEC rules or that required approval of the Audit Committee under the Company’s Related Person Transaction Policy nor are there any currently proposed.

Presiding Director and Executive Sessions

Upon recommendation of the Governance & Public Responsibility Committee, the non-employee members of the Board reappointed W. James McNerney, Jr. to serve as the Presiding Director for FY 2011-12. Mr. McNerney began his service as Presiding Director on August 14, 2007. The Presiding Director:

•	presides at all meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including executive sessions of the independent Directors;

•	approves meeting agendas for the Board and information sent to the Board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	advises the Chairman of the Board and/or the Secretary regarding the agendas for the Board meetings;

•	calls meetings of the non-management and/or independent Directors, with appropriate notice;

•	advises the Governance & Public Responsibility Committee and the Chairman of the Board on the membership of the various Board committees and the selection of committee chairs;

•	advises the Chairman of the Board on the retention of advisors and consultants who report directly to the Board;

•	advises the Chairman of the Board, as appropriate, on issues discussed at executive sessions of non-management and/or independent Directors;

•	with the Chair of the C&LD Committee, reviews with the CEO the non-management Directors’ annual evaluation of his performance;

•	serves as principal liaison between the non-management and/or independent Directors, as a group, and the Chairman of the Board, as necessary;

•	serves, when necessary and appropriate, after consultation with the CEO, as the liaison between the Board and the Company’s shareholders; and

•	selects an interim Presiding Director to preside over meetings at which he or she cannot be present.

The non-employee members of the Board met six times during FY 2010-11 in executive session (without the presence of employee Directors or other employees of the Company) to discuss various matters related to the oversight of the Company, the management of Board affairs, succession planning for the Company’s top management (including the CEO position), and the CEO’s performance. It also met in semi-executive session (with the CEO present for portions of the discussion) on three occasions.

Communication with Directors and Executive Officers

Shareholders and others who wish to communicate with the Board or any particular Director, including the Presiding Director, or with any executive officer of the Company, may do so by writing to the following address:

[Name of Director(s)/Executive Officer or “Board of Directors”]

The Procter & Gamble Company

c/o Secretary

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

All such correspondence is reviewed by the Secretary’s office, which logs the material for tracking purposes. The Board has asked the Secretary’s office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements and materials that are profane.

Availability of Corporate Governance Documents

In addition to their availability on the Company’s website at www.pg.com, copies of the Company’s Amended Articles of Incorporation, the Company’s Code of Regulations, all Committee Charters, the Corporate Governance Guidelines (including Independence Guidelines, Confidentiality Policy and Financial Literacy and Expertise Guidelines), the Worldwide Business Conduct Manual, the Company’s Purpose, Values and Principles and the Related Person Transaction Policy are available in print upon request by writing to the Company Secretary at One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

Shareholder Recommendations of Board Nominees and Committee Process for Recommending Board Nominees

The Governance & Public Responsibility Committee will consider shareholder recommendations for candidates for the Board, which should be submitted to:

Chair of the Governance & Public Responsibility Committee

The Procter & Gamble Company

c/o Secretary

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

Pursuant to the Company’s Code of Regulations, a shareholder wishing to nominate a candidate for election to the Board at an annual meeting of shareholders is required to give written notice to the Secretary of the Company of his or her intention to make such nomination. The notice of nomination must be received at the Company’s principal executive offices not less than 140 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the one-year anniversary of the 2011 annual meeting, a shareholder wishing to nominate a candidate for election to the Board at the 2012 annual meeting must provide such notice no earlier than February 14, 2012, and no later than May 24, 2012.

As set forth in the Company’s Code of Regulations, the notice of nomination is required to contain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the Governance & Public Responsibility Committee to determine if the candidate meets certain criteria. A nomination that does not comply with the requirements set forth in the Company’s Code of Regulations will not be considered for presentation at the annual meeting.

The minimum qualifications and preferred specific qualities and skills required for Directors are set forth in Article II, Sections B through E of the Board’s Corporate Governance Guidelines. The Committee considers all candidates using these criteria, regardless of the source of the recommendation. The Committee’s process for evaluating candidates includes the considerations set forth in Article II, Section B of the Committee’s Charter. After initial screening for minimum qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks and interviews with potential candidates. In addition to shareholder recommendations, the Committee also relies on recommendations from current Directors, Company personnel and others. From time to time, the Committee may engage the services of outside search firms to help identify candidates. During the fiscal year ended June 30, 2011, no such engagement existed (and none currently exists), and no funds were paid to outside parties in connection with the identification of nominees. All nominees for election as

Directors who currently serve on the Board are known to the Committee and were recommended by the Committee to the Board as Director nominees. Dr. Desmond-Hellmann was recommended to the Governance & Public Responsibility Committee by various non-employee members of the Board and other executive officers. Ms. Whitman was recommended to the Governance & Public Responsibility Committee by various non-employee members of the Board who know her professionally and through her prior service on the Company’s Board.

Annual Meeting Attendance

The Board’s expectation is that all of its members attend the annual meeting of shareholders. All Directors attended the 2010 annual meeting.

Director Compensation

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee Directors in FY 2010-11. Directors who are employees of the Company receive no compensation for their services as Directors.

Director Compensation Table

	Fees
Name	Annual Retainer[1] ($)	Committee Meeting Fees[2] ($)	Committee Chair and Presiding Director Fees[3] ($)	Total Fees Earned or Paid in Cash ($)		Stock Awards[4] ($)	All Other Com- pensation[5] ($)	Total ($)
Angela F. Braly	100,000	6,000	0	106,000	[6]	160,000	15,262	281,262
Kenneth I. Chenault	100,000	6,000	0	106,000	[7]	160,000	109	266,109
Scott D. Cook	100,000	4,000	13,750	117,750	[8]	160,000	117	277,867
Susan Desmond-Hellmann	58,333	0	0	58,333		0	11,898	70,231
Rajat K. Gupta	66,667	6,000	0	72,667		0	0	72,667
W. James McNerney, Jr.	100,000	4,000	32,500	136,500	[9]	160,000	123	296,623
Johnathan A. Rodgers	100,000	2,000	0	102,000	[10]	160,000	12,566	274,566
Margaret C. Whitman	41,667	0	0	41,667		0	107	41,774
Mary Agnes Wilderotter	100,000	4,000	0	104,000		160,000	16,679	280,679
Patricia A. Woertz	100,000	6,000	18,750	124,750		160,000	107	284,857
Ernesto Zedillo	100,000	4,000	13,750	117,750		160,000	11,825	289,575

[1]

The annual retainer for each Director is $100,000 and is paid in quarterly increments. Dr. Desmond-Hellmann’s and Ms. Whitman’s retainers were prorated because they were appointed to the Board after the beginning of the fiscal year. Mr. Gupta’s retainer was prorated because he resigned from the Board prior to the end of the fiscal year.

[2]

Reflects fees paid for meetings during the 2009-10 Director’s terms which ended in October 2010. No fees were paid for meetings during the 2010-11 Director’s terms, consistent with the changes to the Director’s compensation package approved on June 8, 2010, by the C&LD Committee.

[3]

Committee Chair Fees for the first quarter of FY 2010-11 were paid consistent with the Director compensation package in effect for the 2009-10 Director’s term which ended in October 2010. Committee Chair and Presiding Director Fees for the 2010-11 Director’s term were paid consistent with the Director compensation package approved on June 8, 2010, by the C&LD Committee.

[4]

Annually, upon election at the Company’s annual meeting of shareholders, each Director is awarded a grant of restricted stock units (RSUs) with a grant date fair value of $160,000. Because Dr. Desmond-Hellmann and Ms. Whitman were not appointed to the Board until December 13, 2010, and February 8, 2011, respectively, they did not receive the annual RSU grant. Because Mr. Gupta resigned from the Board effective March 1, 2011, he forfeited his 2010 award in accordance with the terms of The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan. As of the end of FY 2010-11:

a.	Ms. Braly has 5,251 unvested stock awards outstanding.
b.	Mr. Chenault has 11,492 unvested stock awards outstanding.

c.	Mr. Cook has 24,187 unvested stock awards outstanding and 10,674 option awards outstanding.
d.	Mr. Gupta has 6,377 unvested stock awards outstanding.
e.	Mr. McNerney has 22,446 unvested stock awards outstanding.
f.	Mr. Rodgers has 29,386 unvested stock awards outstanding and 6,644 option awards outstanding.
g.	Mrs. Wilderotter has 4,941 unvested stock awards outstanding.
h.	Ms. Woertz has 7,062 unvested stock awards outstanding.
i.	Dr. Zedillo has 22,357 unvested stock awards outstanding and 6,644 option awards outstanding.

Unvested stock awards include RSUs that have not delivered in shares and restricted stock for which the restrictions have not lapsed. RSUs earn dividend equivalents which are accrued in the form of additional RSUs each quarter and credited to each Director’s holdings. These RSUs have the same vesting restrictions as the underlying RSUs and are ultimately deliverable in shares. Restricted stock earns cash dividends that are paid quarterly with the option of reinvesting in Company stock.

[5]

The All Other Compensation total includes certain costs associated with Directors and their guests (spouse, family member or similar guest) attending Board meetings and/or Board activities. For two Board meetings during FY 2010-11, each Director was encouraged to bring a guest. For each of these meetings, the Company incurred costs associated with providing minor commemorative items, sightseeing and other similar activities for both the Director and accompanying guest. Some of these costs were paid in Euros, which were translated into U.S. Dollars at the applicable exchange rate on the date of payment. In some cases, the Company also incurred costs associated with commercial airfare for the guest. For all other regular Board meetings throughout the fiscal year, Directors were entitled to bring a guest so long as the Director used the Company aircraft to attend the meeting and the guest’s attendance did not result in any incremental aircraft costs. Directors and their guests are also covered under the same insurance policy as all Company employees for accidental death while traveling on Company business (coverage is $750,000 for each Director and $300,000 for a guest). The incremental cost to the Company for this benefit is $2,190. In addition, the Company maintains a Charitable Awards Program for current and retired Directors who were participants prior to July 1, 2003. Under this program, at their death, the Company donates $1,000,000 per Director to up to five qualifying charitable organizations selected by each Director. Directors derive no financial benefit from the program because the charitable deductions accrue solely to the Company. The Company funds this contribution from general corporate assets and made no payments during FY 2010-11. This program was discontinued for any new Director effective July 1, 2003. In FY 2010-11, the Company also made a $500 donation on behalf of each Director (except Ms. Whitman who joined the Board after the donation) to the Children’s Safe Drinking Water Program or to a different charity of their choice. Similar to the Charitable Awards Program described above, these donations were funded from general corporate assets, and the Directors derive no financial benefit from these donations because the charitable deductions accrue solely to the Company. As an employee Director, Robert A. McDonald did not receive a retainer, fees or a stock award. Mr. McDonald attended Board meetings and activities as described above, and, in conjunction with those meetings, received $114 as All Other Compensation.

[6]	Ms. Braly took her fees for the FY 2010-11 in retirement restricted stock, which had a grant date fair value of $106,000.
[7]

Mr. Chenault took his fees for the first half of the fiscal year in retirement restricted stock which had a grant date fair value of $56,000. He took his fees for the second half of the fiscal year in cash.

[8]

Mr. Cook took his fees for the first half of the fiscal year in unrestricted stock which had a grant date fair value of $60,250. For the second half of the fiscal year, he took a portion of his fees in retirement restricted stock which had a grant date fair value of $52,500, and took the remainder of the fees in cash.

[9]	Mr. McNerney took his fees for FY 2010-11 in unrestricted stock, which had a grant date fair value of $136,500.
[10]

Mr. Rodgers took his fees for the first half of FY 2010-11 in retirement restricted stock, which had a grant date fair value of $52,000. He took his fees for the second half of the fiscal year in cash.

The objective of the C&LD Committee is to provide non-employee members of the Board a compensation package consistent with the median of the Peer Group. Directors can elect to receive any part of their fees or retainer (other than the grant of RSUs) as cash, retirement restricted stock or unrestricted stock. The Company did not grant any stock options to Directors in FY 2010-11. Effective October 12, 2010, non-employee members of the Board received the following compensation:

•

A grant of RSUs following election to the Board at the Company’s October 12, 2010 annual meeting of shareholders, with a grant date fair value of $160,000. These units will be forfeitable if the Director resigns during the year, will not deliver in shares until at least one year after the Director leaves the Board, and cannot be sold or traded until delivered in shares, thus encouraging alignment with the Company’s long-term interests and the interests of shareholders. These RSUs will earn dividend equivalents at the same rate as dividends paid to shareholders;

•	An annual retainer fee of $100,000 paid in quarterly increments; and

•

An additional annual retainer paid to the Presiding Director and Chair of each committee as follows: Presiding Director and Chairs of the Audit and C&LD Committees—$20,000; Chairs of the Governance & Public Responsibility and Innovation & Technology Committees—$15,000.

In addition, for the period of July 1, 2010 until October 12, 2010, Directors received a committee meeting fee of $2,000 for every Committee meeting attended prior to the effective date of the current compensation package.

At their June 7, 2011 meeting, the Board, upon the recommendation of the C&LD Committee, approved increasing the annual retainer to $110,000 (to be paid in quarterly increments) for the 2011-12 Directors’ term. The increase makes the compensation package of the non-employee members of the Board of Directors more consistent with the median of the Peer Group. All other components of the compensation package remain unchanged.

Non-employee members of the Board must own Company stock and/or RSUs worth six times their annual cash retainer. A number of the non-employee Directors were recently appointed or elected to the Board within the last few years. However, all non-employee Directors either meet or are on track to meet the ownership requirements within the five-year period established by the C&LD Committee.

Report of the Compensation & Leadership Development Committee

The Compensation & Leadership Development Committee of the Board of Directors has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis” as it appears on the following pages, be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

W. James McNerney, Jr. (Chair)

Kenneth I. Chenault

Scott D. Cook

Margaret C. Whitman

Mary Agnes Wilderotter

Compensation Discussion and Analysis

Executive Summary

In FY 2010-11, we faced a number of significant challenges that put downward pressure on both organic sales and core earnings per share (“Core EPS”) growth. First, we faced slower than anticipated growth in developed markets, which led to lower sales versus our initial forecasts. Second, commodity costs were up nearly $1.8 billion versus prior year, which had a significant impact on Core EPS. Finally, civil unrest in the Middle East and the Japan earthquake/tsunami negatively impacted both our top and bottom-line results. A summary of our key financial targets for FY 2010-11, and our results relative to those targets, are set forth below:

	FY 2010-11 Targets	Actual
Core EPS[1]	7% to 9%	8%
Organic sales growth[2]	4% to 6%	4%
Free cash flow productivity[3]	90%	84%

[1]

Core EPS measures the Company's diluted net earnings per share from continuing operations excluding certain items that are not judged to be part of the Company's sustainable results or trends. This exclusion includes a significant benefit in 2011 from the settlement of U.S. tax litigation primarily related to the valuation of technology donations, charges in both 2011 and 2010 related to pending European legal matters, and a 2010 charge related to a tax provision for retiree healthcare subsidy payments in the U.S. healthcare reform legislation.

[2]	Organic Sales growth measures sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.
[3]	Free cash flow productivity is defined as the ratio of operating cash flow less capital spending to net earnings.

We continue to make good progress in a difficult environment on the Company’s long term growth strategy of serving more consumers in more parts of the world more completely. We held or grew market shares on businesses representing roughly 60% of our sales with global market share up slightly. We delivered our Core EPS target despite the challenges outlined above while organic sales growth was at the low end of our going-in range. Free cash flow productivity was below target primarily due to the impact of higher commodity costs on inventory and slower tax reimbursements from government authorities.

Our Compensation Philosophy

Our fundamental and overriding objective is to create value for our shareholders at leadership levels on a consistent basis. To accomplish this goal, we design executive compensation programs that emphasize pay for performance, support our business strategies, and discourage our executives from taking excessive risks. We ensure that target compensation opportunities for our executives are competitive with the target opportunities for comparable positions at our Peer Group. This is crucial for retention of our talented employees who are committed to the Company’s long-term success and to spending their careers with the Company. Furthermore, we align the interests of executives and shareholders by tying a significant portion of executive compensation to performance goals and the value of our Company’s stock. These design features, along with significant stock ownership requirements, ensure that executives focus on building long-term shareholder value and benefit from this value along with our shareholders.

Our Compensation Programs

Our executive compensation program consists of four key components: salary, Short-Term Achievement Reward (“STAR”) and two long-term incentive equity programs—the Performance Stock Program (“PSP”) and the Key Manager Stock Program. These four components constitute approximately 96% of each Named Executive Officer’s (“NEO”) total compensation. The remaining 4% consists of retirement and other benefits.

We design our programs so that NEO compensation varies by type (fixed versus performance-based), length of performance period (short versus long-term) and form (cash versus equity). We believe that such variation is necessary to: (1) strike the appropriate balance between short and long-term business goals; (2) encourage the right behaviors and discourage excessive risk-taking; and (3) align the interests of the Company’s executives with our shareholders. Salary is the only key component of pay that is fixed. The values of the remaining components vary based on the performance of the individual, the performance of the individual’s business unit and the performance of the Company as a whole. This mix of components is designed to incent both individual accountability and teamwork to build long-term shareholder value. The charts below show the average mix of the key components of NEO compensation by type, length and form.

Consistent with our design principles, actual compensation earned under each of our performance-based programs varies based on results. For example, from 2007-2010, the average STAR payout for NEOs ranged from a low of 82% versus target to a high of 130%. During this same period, the Company’s three-year long-term incentive program payout ranged from a low of 42% of target to a high of 120%. These payouts were based on the results delivered versus defined performance targets, highlighting the clear link between pay and performance which underlies our compensation programs.

CEO Compensation

The target compensation opportunity for Mr. McDonald is structured to position him in-line with chief executive officers in our Peer Group. Approximately 90% of Mr. McDonald’s key compensation components are performance-based, with 34% being tied to the three-year quantitative performance goals in the PSP, 39% in the Key Manager Stock Program and 17% in STAR. In addition to a significant portion of his total compensation being performance-based, Mr. McDonald holds nine times his salary in Company stock, exceeding the Board-approved stock ownership requirements, and illustrating his personal investment in building long-term shareholder value.

Our Approach to Stock Ownership

Employee stock ownership has been a cornerstone of our compensation and retirement programs since William Cooper Procter established the Company’s employee stock ownership plan in 1887. The Company makes annual contributions of Company stock to the retirement accounts of all U.S.-based employees beginning shortly after they are hired until the end of their careers.

We reinforce employee stock ownership through share ownership requirements and share retention requirements from stock option exercises. These requirements, when combined with the significant percentage of executive compensation paid in Company equity, ensure that our senior executives always have a significant stake in the long-term success of the Company.

Other Key Program Features

•	Engagement of Independent Adviser. Our C&LD Committee engages an independent compensation consultant, who performs no other work for the Company, to advise on executive compensation matters.

•	Avoidance of Poor Pay Practices. Our compensation programs are consistent with best practices and sound corporate governance. We do not:

■	Provide excessive perquisites for executives (less than 2% of NEO compensation for FY 2010-11);

■	Execute employment agreements with executives containing special severance payments such as golden parachutes;

■	Utilize severance programs that are specific to executive officers;

■	Gross-up payments to cover personal income taxes that pertain to executive or severance benefits;

■	Provide special executive retirement programs;

■	Re-price or backdate stock options; or

■	Grant time-based equity awards that vest immediately solely on account of a change-in-control (requires a qualifying termination following a change-in-control).

•	Mitigation of Excessive Risk-Taking. We design our compensation programs to discourage excessive risk-taking by executive officers. These design features include the following:

■	Clawback policy that permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results for any reason;

■	Clawback provision in our stock plan to allow recovery of proceeds from stock transactions if a participant violates certain plan provisions;

■	Multiple performance metrics under STAR and PSP discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others; and

■	Prohibition on engaging in the following transactions that include shares of Common Stock: pledging, collars, short sales, hedging investments and other derivative transactions.

2011 Compensation Actions and Performance Highlights

•

Salary. On July 1, 2010, Mr. McDonald’s salary was increased from $1,400,000 to $1,600,000 for his second year as CEO. This positioned his salary slightly below the size adjusted median of other chief executive officers in our Peer Group. Similarly, Mr. Moeller’s salary was increased from $675,000 to $750,000 to more closely align his salary with chief financial officers in our Peer Group. The Vice Chairmen did not receive salary increases in FY 2010-11.

•

STAR Annual Bonus Program. The Vice Chairmen’s STAR Target for FY 2010-11 increased from 105% to 115% of salary to align total annual cash compensation opportunity and mix of pay for performance with comparable roles in the Peer Group. Messrs. McDonald’s and Moeller’s STAR Targets remained unchanged.

The FY 2010-11 STAR award payout as a percentage of STAR target was 94% for Mr. McDonald, 99% for Mr. Moeller, 105% for Mr. Geissler, 78% for Mr. Panayotopoulos, 77% for Mr. Shirley and 89% for Mr. Steele. These payouts reflect the results achieved versus performance goals, highlighting the link between pay and performance.

•	PSP Grant. We strengthened our goal of paying for performance by replacing the Business Growth Program with the PSP. PSP grants consist exclusively of performance-vested equity. The value that the executive eventually receives is determined by the stock price and the number of performance stock units that ultimately vest based on Company performance in each of the four categories that we believe are the most critical for building long-term shareholder value. The four categories for the performance period July 1, 2010 through June 30, 2013 are as follows: organic sales growth, before tax operating profit growth, Core EPS growth and free cash flow productivity. PSP awards do not vest until the end of a three-year performance period.

•

Key Manager Stock Grant. Key Manager Stock Grants represented a lower percentage of target long-term compensation opportunity compared to the prior fiscal year. We lowered the percentage at the same time that we increased the percentage of target long-term compensation opportunity allocated to the PSP, a shift designed to ensure that a larger percentage of NEO pay was tied to our three-year quantitative performance goals.

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent basis. As such, we encourage shareholders to support the Company’s advisory Say on Pay resolution which can be found on pages 65 to 67 of this proxy statement.

Our Compensation Philosophy

What are the Company’s overall compensation principles?

The C&LD Committee designs and oversees the Company’s compensation policies and approves compensation for all principal officers, including the NEOs. The C&LD Committee has established the following principles for compensating all employees:

•	Pay for performance. We pay more when goals are exceeded and less when goals are not met.

•	Pay competitively. We set target compensation opportunity to be competitive with other multinational corporations of similar size, value and complexity.

•

Support the business strategies. We align compensation programs with business strategies focused on long-term growth and creating value for shareholders. These programs provide an incentive for executives to meet and exceed Company goals.

These principles encourage the right behaviors, enable us to deliver strong shareholder value over time, and ensure the development and retention of talented employees who are committed to the Company’s long-term success and career development.

What are the Company’s executive compensation objectives?

•

To drive superior business results and financial performance by providing incentives to executives to achieve or exceed Company, business unit (“Business Unit”) and individual goals, while discouraging excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others.

•	To instill a focus on long-term success by holding executives accountable for long-term measures of success designed to provide superior returns for shareholders over time.

•	To create ownership alignment with shareholders by including Company stock as a cornerstone of our executive pay programs.

•	To strengthen retention by paying competitively and rewarding talented executives who meet or exceed goals.

How is competitiveness established for executive compensation?

The C&LD Committee structures executive compensation so that total targeted annual cash and long-term compensation opportunities are competitive with the targets for comparable positions at 25 companies considered to be our peers, based on criteria described below (“Peer Group”). The C&LD Committee sets targets for each element of compensation based on the same elements of compensation paid to those holding similar jobs at companies in our Peer Group, focusing on positions with similar management and revenue responsibility. The C&LD Committee uses a regression analysis to adjust for the differences in revenue size within the Peer Group. For the CEO’s compensation analysis, the C&LD Committee considers the Company’s revenue and market capitalization compared to our Peer Group.

The Peer Group is objectively determined and consists of companies that generally meet the following criteria:

•	Revenue comparable to the Company ($79 billion in FY 2009-10) and/or market capitalization comparable to the Company (approximately $171 billion as of June 30, 2010);

■	Peer Group revenues range from $15 billion to $406 billion with a median of $62 billion; and

■	Peer Group market capitalization ranges from $25 billion to $369 billion with a median of $100 billion.

•	Compete with the Company in the marketplace for business and investment capital;

•	Compete with the Company for executive talent; and

•

Have generally similar pay models (we do not compare with financial services, insurance or gas and electric utility companies where the mix of pay elements or program structure is materially different).

Each year, the C&LD Committee evaluates and, if appropriate, updates the composition of the Peer Group. Changes to the Peer Group are carefully considered and made infrequently to assure continuity from year to year. The Peer Group currently consists of the following companies unchanged from the prior year:

3M Altria Group AT&T Boeing Chevron	Coca-Cola Colgate-Palmolive ConocoPhillips Du Pont Exxon Mobil	General Electric Hewlett-Packard Home Depot IBM Johnson & Johnson	Kimberly-Clark Kraft Foods Lockheed Martin Merck PepsiCo	Pfizer Target United Technologies Verizon Communications Wal-Mart Stores

While the target total compensation for our NEOs is set based on the median target total compensation within our Peer Group, actual compensation varies depending on experience in role and total Company, Business Unit and individual performance. This may result in substantial differences among the NEOs’ pay. Consistent with our principles to pay for performance and pay competitively, the C&LD Committee does not set guidelines for the ratio of any one position’s pay to another.

Who are the Company’s NEOs?

The Company’s NEOs for FY 2010-11 are: Robert A. McDonald, Chairman of the Board, President and Chief Executive Officer; Jon R. Moeller, Chief Financial Officer; and our Vice Chairmen (in alphabetical order) Werner Geissler, Vice Chairman—Global Operations; E. Dimitri Panayotopoulos, Vice Chairman—Global Household Care; Edward D. Shirley, Vice Chairman—Global Beauty & Grooming; and Robert A. Steele, Vice Chairman—Health Care Strategy, former Vice Chairman—Global Health and Well-Being. Mr. Steele has announced his intention to retire effective September 1, 2011, and Mr. Shirley has announced his intention to retire effective January 1, 2012.

Throughout this Compensation Discussion and Analysis and the compensation tables that follow, except where noted, we refer to the title of each NEO in effect on the last day of the fiscal year, June 30, 2011.

Program

Description

Salary

Annual base pay

Short-Term Achievement Reward (“STAR”)

Annual performance-based bonus

Key Manager Stock Grant

Annual equity award paid in stock options and restricted stock units (“RSUs”)

Performance Stock Plan (“PSP”)

Three-year program, paid in performance-vested equity

The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”)

Annual contribution of Company stock made to U.S. employee retirement accounts

PST Restoration Program

Annual award of RSUs to PST participants whose PST contribution is capped by tax regulations

Global Pension and Retirement Benefits

Retirement arrangements that vary by country outside the U.S. (and other legacy programs resulting from acquisitions)

Executive Benefits

Various benefits available to certain executives to assure protection of Company assets and/or focus on Company business with minimal disruption

Special Equity Awards

Equity grants for retention of critical executive talent or reward for extraordinary accomplishments

Other Programs

Retirement Programs

Long-Term Incentive Programs

Annual Cash Compensation

Our Compensation Programs

What are the elements of the Company’s executive compensation programs?

Annual Cash Compensation

The Company’s annual cash compensation consists of salary and STAR. We collect and analyze data from the Peer Group on the total annual cash compensation opportunity (salary plus annual bonus target) for positions comparable to those at the Company. For each position, we set a target amount for both salary and STAR (“STAR Target”), where the STAR Target is an amount payable as a percentage of annual salary if all goals are met. The sum of the salary range midpoint and STAR Target for each position is generally set at the target median annual cash compensation opportunity of similar positions within our Peer Group, adjusted for size using a regression analysis of Peer Group revenues.

Salary

Salary provides a competitive fixed rate of pay, recognizing different levels of responsibility within the Company. Salaries are the basis for the other performance-driven programs discussed below, as well as the basis for retirement programs, executive group life insurance and certain benefits available to all employees. On July 1, 2010, Mr. McDonald’s salary was increased from $1,400,000 to $1,600,000 to more closely align his salary with chief executive officers in the Peer Group. Mr. Moeller’s salary was increased from $675,000 to $750,000 on July 1, 2010, to more closely align his salary with chief financial officers in the Peer Group. The Vice Chairmen did not receive salary increases in FY 2010-11.

STAR Annual Bonus

The STAR program provides an incentive for approximately 14,000 senior managers to meet or exceed annual performance and business goals. The program primarily focuses on the achievement of

Business Unit results, but includes a component that measures the performance of the Company as a whole. STAR awards are generally paid in cash, but executives can elect to receive their awards in RSUs, stock options or deferred compensation.

STAR awards are based on three factors: (1) STAR Target, (2) Business Unit performance and (3) total Company performance. STAR awards are calculated using the following formula:

STAR Target ($)	X	Business Unit Performance Factor (%)	X	Total Company Performance Factor (%)	=	STAR Award ($)

The basis for each element of STAR is:

•

STAR Target. The C&LD Committee sets STAR Targets, expressed as a percentage of salary for NEOs, based on the target annual bonus opportunities for similar positions in our Peer Group after taking into account the total annual cash compensation for those positions. Based solely on that analysis, the C&LD Committee made each of the following decisions: The CEO’s STAR Target remained at 175% of salary and the CFO’s STAR Target remained at 105%. The STAR Target for the Vice Chairmen increased from 105% to 115% to align total targeted annual cash compensation and mix of pay for performance with comparable roles in the Peer Group.

•

Business Unit Performance Factor. The Business Unit Performance Factor for each Business Unit is derived from a retrospective assessment of the qualitative and quantitative performance of the Business Unit against certain performance targets. Business Units include global product categories, regional market development organizations (“MDOs”) and corporate functions (see table below for a description of the Business Units for each Vice Chairman). The targets for each Business Unit vary, reflecting a variety of factors such as the different industries in which the Company’s businesses compete and their growth potential. The targets are determined based on the long-term goals in relation to each business’ role in the Company’s portfolio.

The C&LD Committee carefully considers the metrics used to measure performance to minimize the risk of too much focus on one result to the detriment of building long-term shareholder value. Each Business Unit’s performance against these targets is discussed and evaluated by the CEO, the CFO and the Global Human Resources Officer. Based on their review, they provide a recommendation for each Business Unit Performance Factor to the C&LD Committee for review and approval. None of these officers participates in the determination or recommendation for the Business Unit Performance Factor used for their own STAR award. Each Business Unit Performance Factor is established after considering:

▪

Quantitative measurements of top-line growth in volume, sales and market share, and bottom-line measures of profit, operating cash flow and operating total shareholder return (a cash flow return on investment model that measures sales growth, earnings growth and cash flow to determine the rate of return that a business earns); and

▪

Qualitative measures that are retrospective assessments of performance relative to competitors, coordination and collaboration with other Business Units, the quality of business strategy and business model, the strength of the innovation program and the portfolio and other considerations such as adherence to ethical standards and response to the external economic environment and unpredictable events like natural disasters.

The Business Unit Performance Factor for each Business Unit can range from 53% to 167% (with a target level of 100%). The Business Unit Performance Factor has a wide range and the greatest potential impact on the amount of each STAR award.

The Business Unit Performance Factor for each of the NEOs is based on the combined results of each of the smaller Business Units for which the NEO is ultimately responsible. For example, the Business Unit Performance Factor for the Vice Chairman—Global Household Care, consists of a weighted average of the Business Unit Performance Factors of the individual Business Units within Global Household Care. There are no separate performance goals for Global Household Care for purposes of compensation.

Fiscal Year 2010-11 Results: The table that follows summarizes the primary responsibilities and inputs used to determine each Business Unit Performance Factor recommended to the C&LD Committee for each NEO other than Messrs. McDonald and Moeller.

For Mr. Geissler, the Business Unit Performance Factor of 115% is based on the weighted average of the performance factors for the regional MDOs for which he is responsible. In FY 2010-11, those organizations delivered adjusted organic sales growth of 5%, which was in-line with target, and gained market share for the year. The management of MDO-related costs was above target.

The Business Unit Performance Factor for Mr. Panayotopoulos was 86%. Global Household Care delivered organic sales growth of 5%, equal to target, and grew market share. Segment earnings were down 7%, below target. Results were generally ahead of competition.

For Mr. Shirley, the Business Unit Performance Factor of 85% reflects slightly below target results for Global Beauty & Grooming. Organic sales growth was 4%, slightly below target, and market share was flat versus prior year. Segment earnings were up 3%, below target. Results were slightly behind competition.

The Business Unit Performance Factor for Mr. Steele was 98%. Health & Well Being GBU results were negatively impacted by one-time supply issues in Pet Care. Excluding this impact, the GBU delivered organic sales growth of 5%, equal to target, and grew market share. Segment earnings were down 2%, slightly below target. Results were generally in line with competition. This award also reflects excellent execution of the agreed portfolio expansion plans in Oral Care as well as the positive evolution of the Consumer Health Care strategy and portfolio.

NEO	Role	STAR Business Unit Responsibility	Business Unit Performance Factor Inputs	Business Unit Performance Factor (%)
Werner Geissler	Vice Chairman—Global Operations	• Asia MDO • CEEMEA MDO • Latin America MDO • North America MDO • Western Europe MDO	• Weighted average of the performance factors for MDOs (country organizations and sales forces) listed in the STAR Business Unit Responsibility column	115%
E. Dimitri Panayotopoulos	Vice Chairman—Global Household Care	• Baby Care • Batteries • Fabric Care • Family Care • Home Care	• Weighted average of the performance factors for the businesses listed in the STAR Business Unit Responsibility column	86%
Edward D. Shirley	Vice Chairman—Global Beauty & Grooming	• Appliances • Female Beauty • Hair Care • Male Grooming • Prestige • Professional Salon	• Global Beauty & Grooming results	85%
Robert A. Steele	Vice Chairman—Health Care Strategy	• Feminine Care • Oral Care • Personal Health Care • Pet Care • Snacks	• Weighted average of the performance factors for the businesses listed in the STAR Business Unit Responsibility column	98%

•

Total Company Performance Factor. This factor is determined by evaluating Company performance on two measures against targets predetermined by the C&LD Committee: (1) organic sales growth and (2) Core EPS growth. The C&LD Committee selected metrics that, in combination, encourage a balanced focus on both short and long-term results.

Organic sales growth: The C&LD Committee includes organic sales growth in the Total Company Performance Factor because it drives total shareholder return, is a tangible measure for which managers take ownership and is directly linked to the performance of each business. For FY 2010-11, the organic sales growth target was 5%, which is up from 3% in FY 2009-10 and represented an expectation of improved global economic conditions.

Core EPS growth: This measure assures continued Company alignment with shareholder interests. The target for Core EPS growth for FY 2010-11 was 8%, which is up from 3% in FY 2009-10 and represented an expectation of improved global economic conditions.

The Total Company Performance Factor is determined by a matrix that includes a series of growth rates for organic sales growth ranging from ≤ 3.5% to ≥ 6.5% along a horizontal axis and a series of growth rates for Core EPS ranging from ≤ 5% to ≥ 11% along a vertical axis. The matrix provides for a Total Company Performance Factor of 100% when both results are at the target performance level. If both results are at or below the minimum performance level, the Total Company Performance Factor is 80%. If both results are at or above the maximum performance level, the Total Company Performance Factor is 130%. For results that fall between the minimum and maximum performance levels, the matrix assigns a Total Company Performance Factor between 80%-130%. The Total Company Performance Factor varies with each particular combination of results achieved for these measures within the ranges set forth in the matrix.

Fiscal Year 2010-11 Results: Organic sales growth for the Company was 4%, below target, and Core EPS growth was in-line with target at 8%. These two results produced a Total Company Performance Factor of 91%, below target.

The C&LD Committee retains the authority to make no STAR award in a given year and the discretion to accept, modify or reject management’s recommendations for any or all employees, including the NEOs. For FY 2010-11, the Committee accepted management’s recommendations and approved STAR awards for eligible employees. The combined STAR performance factors resulted in a Company average STAR award of 94% of STAR Target.

The following shows the calculation of the C&LD Committee-approved STAR awards for each NEO:

STAR Annual Bonus

NEO	STAR Target ($)	Total Company Performance Factor	Business Unit Performance Factor	STAR Award ($)	STAR Award as % of Target
Robert A. McDonald	2,800,000	Committee Decision Based on Performance		2,632,000	94%
Jon R. Moeller	787,500	Committee Decision Based on Performance		781,121	99%
Werner Geissler	1,086,750	91%	115%	1,137,284	105%
E. Dimitri Panayotopoulos	1,132,750	91%	86%	886,490	78%
Edward D. Shirley	1,086,750	91%	85%	840,601	77%
Robert A. Steele	1,086,750	91%	98%	969,164	89%

The STAR awards approved by the C&LD Committee for Messrs. Geissler, Panayotopoulos, Shirley and Steele were calculated using the formula described on page 30 of this proxy statement. The C&LD Committee reviewed the recommendations provided for the Business Unit Performance Factors and total STAR awards and, after considering the performance of the total Company and each Business Unit, approved the above STAR awards for each of these NEOs.

Because they evaluate and recommend Business Unit Performance Factors for the other NEOs, the STAR awards for Messrs. McDonald and Moeller are determined separately and directly by the C&LD Committee. The CEO provides the C&LD Committee with a recommendation to assist with its evaluation and determination of Mr. Moeller’s STAR award.

The Committee accepted Mr. McDonald’s recommendation for Mr. Moeller’s award in the amount of $781,121 which was equal to 99% of his STAR Target. Mr. McDonald’s recommendation reflects the average of: (1) the Business Unit Performance Factor for the Finance & Accounting Function that Mr. Moeller leads, which was based on Mr. McDonald’s assessment of the function’s performance throughout the fiscal year, with input from each of the Company’s Vice Chairmen; and (2) the Company average of all Business Unit Performance Factors. The Committee concluded that basing 50% of Mr. Moeller’s Business Unit Performance Factor on the average of all Business Unit Performance Factors, and 50% on the performance of the Finance & Accounting Function, was appropriate given his role as CFO.

The C&LD Committee approved a STAR award of $2,632,000 for Mr. McDonald which was equal to 94% of his STAR Target and in-line with the Company’s average STAR award as a percent of target. The C&LD Committee determined that an award equivalent to the Company average was appropriate because it reflected Mr. McDonald’s leadership in the achievement of total Company results.

Summary of Total Annual Cash Compensation

The total annual cash compensation for each of our NEOs for FY 2010-11 is the sum of each officer’s salary and STAR award and reflects the scope and complexity of the business he leads. Mr. McDonald’s total annual cash compensation was $4,232,000, which was well-below the median of actual annual cash compensation of chief executive officers in the Peer Group. This result was largely due to Mr. McDonald’s STAR award paying below STAR target. Mr. McDonald’s STAR payout reflects the results delivered by the Company versus defined performance targets, highlighting the link between pay and performance.

The table below summarizes the total annual cash compensation of each NEO:

NEO	Salary ($)	STAR Award ($)	Total Annual Cash Compensation ($)
Robert A. McDonald	1,600,000	2,632,000	4,232,000
Jon R. Moeller	750,000	781,121	1,531,121
Werner Geissler	945,000	1,137,284	2,082,284
E. Dimitri Panayotopoulos	985,000	886,490	1,871,490
Edward D. Shirley	945,000	840,601	1,785,601
Robert A. Steele	945,000	969,164	1,914,164

Long-Term Incentive Programs

Long-term incentive compensation comprises the majority of total compensation for senior executives and is paid through two programs—the PSP and the Key Manager Stock Grant. The C&LD Committee establishes an annual target for total long-term compensation consistent with the target median total long-term compensation of comparable positions at the Peer Group regressed for revenue size. It then allocates this overall target into a target for each of the two programs. First, PSP targets are set to represent about half of the total long-term compensation target. Next, the targets for the Key Manager Stock Grant are established by subtracting the discounted value of the PSP targets from the overall target total long-term compensation. In FY 2010-11, the C&LD Committee lowered the percentage of the long-term incentive target allocated to the Key Manager Stock Grant in order to increase the allocation applied to the three-year quantitative performance goals utilized by the PSP. The ultimate value of these awards depends upon Company performance and stock price.

Performance Stock Program

The PSP focuses executives on the long-term goals most critical to the overall success of the Company. The value of PSP compensation is based on Company performance against three-year performance goals (“Performance Goals”) in categories (“Performance Categories”) focused on building shareholder value. The four Performance Categories include: organic sales growth, before tax operating profit growth, Core EPS growth and free cash flow productivity. The C&LD Committee sets the Performance Goals for each three-year period that begins on July 1 and ends on June 30, three years later (the “Performance Period”). In the first year of each Performance Period, the C&LD Committee grants Performance Stock Units (“PSUs”) to participants (“Initial PSU Grant”).

The C&LD Committee also uses a sliding scale to measure results in each Performance Category to establish a performance factor (each, individually, a “Performance Factor;” together, in the aggregate, “Performance Factors”). These Performance Factors range from a minimum of 0% to a maximum of 200%, with a target of 100% for each Performance Category. This results in a participant having the ability to earn a maximum number of shares of Common Stock equal to two times the Initial PSU Grant or a minimum of zero depending on the Company performance versus the Performance Goals. Performance Factors for Company results falling between the minimum, target and maximum levels are determined via linear interpolation. Using the sliding scale to reward performance versus the Performance Goals, as opposed to “all or nothing” goals, discourages participants from taking unnecessary risks to ensure a final payment under the program. This aligns the interests of the NEOs with shareholders by encouraging participants to focus on the long-term performance of the Company over a multi-year period. At the end of each Performance Period, the C&LD Committee determines the Performance Factor for each Performance Category based on the Company’s results versus the Performance Goals. The average of the four Performance Factors is multiplied by the Initial PSU Grant to determine the vested PSUs. The formula is as follows:

Average of Sales Performance Factor, Profit Performance Factor, EPS Performance Factor, and Cash Flow Performance Factor	X	Initial PSU Grant	=	Vested PSUs

The vested PSUs are then converted into Common Stock and delivered to the applicable participant following the end of the Performance Period.

For the Performance Period July 1, 2010 through June 30, 2013, the C&LD Committee granted Mr. McDonald 91,198 PSUs valued at $5,349,257 and granted Messrs. Geissler, Moeller, Panayotopoulos, Shirley and Steele 26,963 PSUs valued at $1,581,526. The following chart outlines the Performance Goals established for each Performance Category and the minimum, target and maximum levels for each Performance Factor.

Performance Category	Description	Three-Year Performance Factor Goal Target (100%)	Performance Factor Min (0%)	Performance Factor Max (200%)
Organic Sales Growth	Sales growth that excludes the impact of acquisitions, divestitures and foreign exchange	60th percentile rank versus competitive peer group	≤ 30th percentile	≥ 90th percentile
Before Tax Operating Profit Growth	Net sales, less the cost of product sold and less selling, general and administrative expense, after adjustments	7.7% compound annual growth	≤ 4.7%	≥ 10.7%
Core EPS Growth	Diluted earnings per share growth, after adjustments	8.7% compound annual growth	≤ 5.7%	≥ 11.7%
Free Cash Flow Productivity	Operating cash flow, less capital spending, divided by net earnings, after adjustments	95%	≤ 70%	≥ 120%

Key Manager Stock Grant

The Key Manager Stock Grant is the second component of the Company’s long-term incentive compensation for its senior executives. It is paid in stock options and/or RSUs, focuses senior executives’ attention on the long-term performance of the Company and directly links executives’ interests to those of shareholders. Stock options are not exercisable (do not vest) until three years from the date of grant and expire ten years from the date of grant. RSUs deliver in shares five years from the date of grant. In addition to focusing executives on the long-term success of the Company, these restrictions enhance retention because employees who voluntarily resign from the Company during the specified periods forfeit their grants.

Once the Key Manager Stock Grant target is established based on Peer Group competitive data and the establishment of the PSP target, the CEO recommends specific grants to the C&LD Committee for each NEO based on: (1) the prior year’s business results attributable to each NEO; (2) the prior year’s Key Manager Stock Grant for each NEO; (3) summaries of business results for each Business Unit attributable to each NEO for the current fiscal year; and (4) individual contributions to the business by each NEO, including that individual’s leadership skills. These recommendations can be up to 50% above or 50% below target. In exceptional cases, no grant will be awarded. The C&LD Committee retains full authority to accept, modify or reject these recommendations.

For FY 2010-11, the C&LD Committee awarded the following grants to each of the Vice Chairmen and the CFO: Mr. Geissler $2,294,581; Mr. Panayotopoulos $2,595,600; Mr. Shirley $1,694,795; Mr. Steele $1,912,138; and Mr. Moeller $1,694,795. These grants were based on Mr. McDonald’s recommendation using individual performance and competitive market data on long-term incentive opportunity for similar jobs in our Peer Group. These awards also reflected a change in the mix of long-term incentives by reducing the percentage of long-term compensation allocated to time-vested Key Manager stock grants and increasing the percentage allocated to the performance-vested equity in PSP.

The C&LD Committee awarded Mr. McDonald a Key Manager Stock Grant of $6,171,877 based on total Company and individual performance as described on pages 37 to 38 of this proxy statement.

Summary of Total Long-Term Incentive Compensation

Our NEOs’ total long-term compensation includes the PSP and the Key Manager Stock Grant. The PSP grant represents approximately half of the total long-term incentive compensation for each NEO and is payable at the end of the performance period only to the extent that results are delivered in the four performance categories. The total long-term incentive compensation for each of the Vice Chairmen and the CFO was: Mr. Geissler $3,876,107; Mr. Panayotopoulos $4,177,126; Mr. Shirley $3,276,321; Mr. Steele $3,493,664; and Mr. Moeller $3,276,321. These long-term incentive awards were based on Mr. McDonald’s recommendation to reflect their business unit results and leadership in the previous year. Mr. Geissler’s and Mr. Panayotopoulos’ awards represent a modest increase for their strong business results in the prior year. Mr. Shirley’s award moves him closer to the market, recognizing his additional experience as a Vice Chair and his leadership of the Beauty & Grooming business. Mr. Steele’s award is consistent with last year, recognizing his continued contributions in the Health and Well Being business. Mr. Moeller’s award represents an increase versus last year, bringing his long-term compensation opportunity more in-line with the market and recognizing strong performance in his third year as the Company’s CFO.

Mr. McDonald’s total long-term incentive compensation of $11,521,134 is consistent with the long-term incentive compensation of chief executive officers in our Peer Group for companies of similar size and recognizes total Company and individual performance as described on pages 37 to 38 of this proxy statement.

Special Equity Awards

On rare occasions, the C&LD Committee makes special equity grants in the form of restricted stock or RSUs to senior executives to assure retention of the talent necessary to manage the Company successfully or to recognize superior performance. There were no special equity awards granted by the Committee during FY 2010-11 to NEOs.

Retirement Programs

The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) is the Company’s primary retirement program for U.S.-based employees. The PST is a qualified defined contribution plan providing retirement benefits for full-time U.S. employees, including the NEOs. Under the PST, the Company makes an annual contribution of cash used to purchase Company stock deposited into each participant’s PST account, upon which dividends are earned. The amount of the stock grant varies based upon individual salaries and years of service.

Some participants in PST (including the NEOs) do not receive their full grant due to federal tax limitations. As a result, they participate in the nonqualified PST Restoration Program. These individuals receive RSUs valued at an amount equal to the difference between the contribution made under PST and what would have otherwise been contributed under PST, but for the tax limitations. Participants are vested in their PST accounts after five years and their PST Restoration RSUs are forfeitable until they become eligible for retirement.

We are proud of the way PST and the PST Restoration Program have created ownership at all levels of our Company. We believe these programs continue to serve the Company and its shareholders well by focusing employees on the long-term success of the business.

For non U.S.-based employees, individual country plans provide retirement benefits. In addition, the Company offers the International Retirement Plan (“IRP”) and the Global International Retirement Arrangement which provide supplemental benefits to employees who work in multiple countries during their careers. Messrs. Geissler and Panayotopoulos participate in these programs.

Mr. Shirley was employed by The Gillette Company prior to the merger and participated in The Gillette Retirement Plan, a defined benefit plan covering full-time U.S. employees. The benefits in this plan were frozen as of December 31, 2007. Some participants in The Gillette Retirement Plan, including Mr. Shirley, would not receive their full pension benefits due to federal tax limitations and participate in the nonqualified Gillette Supplemental Retirement Plan. Similar to the PST Restoration Plan described above, the Gillette Supplemental Retirement Plan provides a benefit equal to the difference between the benefit provided under The Gillette Retirement Plan and the benefit that otherwise would have been provided by that plan, but for the tax limitations. In addition, Mr. Shirley participates in the Gillette Employee Stock Ownership Plan, which is a qualified retirement plan allowing eligible participants to fund their participation in a Gillette retiree medical plan.

Executive Benefits

The Company provides certain other limited benefits to senior executives to fulfill particular business purposes, which are primarily for convenience and personal security. Total executive benefits were less than 2% of total compensation for NEOs during FY 2010-11. Benefits such as home security systems, secured workplace parking and an annual physical health examination are provided to safeguard NEOs. While Company aircraft are generally used for Company business only, for security reasons Mr. McDonald is required by the Board to use Company aircraft for all air travel, including personal travel. To increase executive efficiency, in limited circumstances, NEOs may travel to outside board meetings on Company aircraft, in which case the Company generally receives some reimbursement from the companies on whose boards our executives serve. In addition, if a Company aircraft flight is already scheduled for business purposes and can accommodate additional passengers, NEOs and their spouse/guests may join flights for personal travel. To the extent any travel on Company aircraft results in imputed income to the NEO, the NEO is responsible for paying the taxes on that income and the Company does not provide gross-up payments to cover the NEO’s personal income tax due. We also reimburse NEOs for tax preparation and some financial counseling to minimize distractions and keep their attention focused on Company business and to assure accurate personal tax reporting. To remain competitive and retain our top executives, we offer executive group whole life insurance coverage (equal to salary plus STAR Target). Finally, to further increase executive efficiency, we provide limited local transportation within Cincinnati. The C&LD Committee reviews these arrangements regularly to assure they continue to fulfill business needs and remain reasonable versus market practice.

CEO Compensation

Mr. McDonald’s compensation is determined by the C&LD Committee with assistance from the C&LD Committee’s independent compensation consultant, Frederic W. Cook & Co. The C&LD Committee also reviews a summary of all elements of Mr. McDonald’s total compensation, including salary, STAR, Key Manager Stock Grant, PSP award, any special equity award, unrealized gains from stock options, restricted stock and RSUs and the cost to the Company of all retirement programs, benefits and executive benefits.

In evaluating Mr. McDonald’s compensation for FY 2010-11, the C&LD Committee considered various things, including his creation and execution of the Purpose-inspired Growth Strategy to touch more consumers’ lives, in more parts of the world, more completely. The C&LD Committee also considered each of the following:

•	Fact that Mr. McDonald’s compensation was set at a below-market level at the time of his promotion to CEO in 2009

•	His continued leadership in executing the Company’s Purpose-inspired Growth Strategy

•	His personal contributions to improving the Company’s business fundamentals including:

▪	Broad-based organic volume growth versus the previous year in 5 of 6 business segments, 15 of our top 17 countries, and 21 of our 24 billion dollar brands

▪	Market share is in-line or higher in 4 of 5 geographic regions, in 11 of our top 17 countries, and 17 of our 24 billion dollar brands

▪	Introduction of roughly 32 products into new category/country whitespaces, 78 products into new category/price tiers and entry into 75 new category/channel combinations

•	External recognition of Mr. McDonald’s leadership and the Company’s continued leadership during his tenure, including notable positions on the lists of:

▪	Fortune’s “Top Companies for Leaders”

▪	Bloomberg Business Week / Hay Group’s “Twenty Best Companies for Leadership”

▪	SymphonyIRI Group 2010 New Product Pacesetters: 4 of the top 10 and 8 of the top 25 Non-food Brands

▪	Fortune’s “Global Most Admired Companies”

▪	Business Week’s “World’s Most Innovative Companies”

▪	Barron’s “World’s Most Respected Companies List”

▪	Global 100 Most Sustainable Corporations in the World

▪	WomenCorporateDirectors’ “Visionary Award for Leadership and Governance”

▪	National Association of Female Executives’ “Top 10 Company for Executive Women”

▪	DiversityInc’s “Top 50 Companies for Diversity”

For FY 2010-11, the Committee modestly increased Mr. McDonald’s total compensation opportunity. This decision was based on Mr. McDonald’s personal performance and contributions as CEO, and the Committee’s desire to bring his total compensation opportunity closer to chief executive officers in the Peer Group. The Committee also allocated a larger percentage of his long-term incentive compensation to the performance-based three-year PSP and elected not to award any time-vested RSUs as part of his FY 2010-11 Key Manager Stock Grant.

The Summary Compensation Table on page 43 of this proxy statement reflects a significant increase in total compensation for Mr. McDonald versus FY 2009-10. However, the C&LD Committee approved only a mid-single digit increase in Mr. McDonald’s total compensation opportunity for FY 2010-11. The difference is the result of SEC rules for reporting long-term equity incentive compensation. Consistent with these rules, there was no reported equity grant compensation under the Company’s prior three-year performance program in FY 2009-10 because that grant was reported in the FY 2008-09 Summary Compensation Table, when the last such multi-year grant was made. After adjusting for the periodic nature of such grants, Mr. McDonald’s total compensation opportunity increased mid-single digits versus prior year.

Even though Mr. McDonald’s total annual cash compensation opportunity increased for FY 2010-11, his total annual cash compensation received was well-below the median actual cash compensation for chief executive officers in the Peer Group. This was largely due to his STAR award paying below target, reflecting the Company’s results versus defined performance targets.

Our Approach To Stock Ownership

For our employees, focus on the long-term success of the Company and creating shareholder value begins at hire and is often built over decades. Because we have a longstanding practice of building our organization from within, most of our employees spend their entire careers with the Company. Whether an employee begins a career with the Company, or joins as a result of an acquisition, our compensation programs and our approach towards stock ownership, encourage them to focus on the long-term success of the Company and creating shareholder value. This dynamic creates an inextricable link between the long-term success of the individual and the long-term success of the Company—it is difficult to achieve the former without the latter. We tailor our compensation programs to reinforce this result.

Employee Stock Ownership Aligns the Interests of Executives and Shareholders

Employee stock ownership has long been an important aspect of the Company’s culture of commitment to long-term success. William Cooper Procter established the Company’s employee stock ownership plan in 1887. Today it is the oldest continuous profit sharing plan of its kind in the United States. For more than 120 years, this innovative plan has connected employees to the Company’s long-term success. The Company makes annual contributions of Company stock to the retirement accounts of all U.S.-based employees beginning shortly after they are hired until the end of their careers. By making employees shareholders early on, and increasing their level of ownership over time, we consistently reinforce the importance of long-term success—both for the individual and for the Company.

The Company’s annual grant of stock options and RSUs to the Company’s key managers further reinforces the executives’ focus on the long-term success of the Company and creating shareholder value by further tying their personal success to that of other shareholders. Our key managers hold these stock options for an average of eight years (five years beyond the vesting date) before they exercise. This reflects a culture that is focused on, and confident in, the long-term success of the Company.

The long-term focus that comes with stock ownership is even more pronounced for our senior executives. Most of our NEOs have risen through the Company’s ranks and their personal wealth is often tied to the Company stock and options that they have accumulated over the course of their careers. Our NEOs have an average of 31 years of service at the Company or its subsidiaries—long-term careers during which these individuals—first as employees, then as managers, then as senior executives—build shareholder value and benefit from the value they help to create.

Ownership and Holding Requirements Focus on Long-Term Success

To reinforce the importance of stock ownership and long-term focus for our most senior executives, including the NEOs, the C&LD Committee established the Executive Share Ownership Program and Stock Option Exercise Holding Requirement. The Executive Share Ownership Program requires the CEO to own shares of Company stock and/or RSUs valued at a minimum of eight times salary. All other NEOs must own stock and/or RSUs valued at a minimum of five times salary. The C&LD Committee annually reviews these holdings, and in 2011 each NEO exceeded these requirements.

The Stock Option Exercise Holding Requirement ensures executives remain focused on sustained shareholder value even after exercising their stock options. The holding requirement applies when an executive, including a NEO, has not met the ownership requirements of the Executive Share Ownership Program. Additionally, the holding requirement does not apply to incentive plan awards that executives elect to take as stock options instead of cash or unrestricted stock. Under the holding requirement, the CEO would be required to hold the net shares received from stock option exercises for at least two years. The other NEOs must hold net shares for at least one year.

Other Key Compensation Program Features

This additional information may assist the reader in better understanding the Company’s compensation practices and principles.

Engagement of Independent Adviser

The C&LD Committee has directed Frederic W. Cook & Co., its outside and independent compensation consultant, to advise it on various compensation matters, including Peer Group identification, competitive practices and trends, specific program design and Committee actions with respect to principal officer compensation. Under the terms of its agreement with the C&LD Committee, Frederic W. Cook & Co. is prohibited from doing any other business for the Company or its management, and the C&LD Committee may contact Frederic W. Cook & Co. without any interaction from Company management. This is meant to ensure the independence of the C&LD Committee’s compensation consultant.

Company management uses a separate compensation consultant, Meridian Compensation Partners, LLC, to provide compensation advice, competitive survey analysis and other benchmark information related to trends and competitive practices in executive compensation.

Avoidance of Poor Pay Practices

Perquisites

The Company provides limited benefits to NEOs to fulfill particular business purposes as explained on page 37 of this proxy statement. No changes were made to executive benefits over the past year and the Company continues to manage executive benefits as a very small percentage (less than 2%) of total compensation for the NEOs.

Employment Contracts

The C&LD Committee believes employment contracts for executives are not necessary because most have spent the majority of their professional careers with the Company, and have developed a focus on the Company’s long-term success. Moreover, the C&LD Committee does not provide special severance payments, such as golden parachutes, to its executives. In the event the Company encourages a NEO, or any other U.S. employee, to terminate employment with the Company (but not for cause), that individual may receive a separation allowance of up to one year’s annual salary, calculated based on years of service.

Tax Gross-Ups

Generally, the Company does not increase payments to any employees, including NEOs, to cover non- business related personal income taxes. However, certain expatriate allowances, relocation reimbursements and tax equalization payments are made to employees assigned to work outside their home countries, and the Company will cover the personal income taxes due on these items in accordance with expatriate policy because there is a business purpose. In addition, from time to time, the Company may be required to pay personal income taxes for certain separating executives hired through acquisitions in conjunction with pre-existing contractual obligations.

Governing Plans, Timing, Pricing and Vesting of Stock-Based Grants

All grants of stock options, PSUs, restricted stock and/or RSUs made after October 13, 2009, are made under The Procter & Gamble 2009 Stock and Incentive Compensation Plan (as amended) (“2009 Plan”). The 2009 Plan was approved by Company shareholders at the October 13, 2009, annual shareholders’ meeting. Previous grants were made under The Procter & Gamble 2001 Stock and Incentive Compensation Plan (as amended) (“2001 Plan”) and The Gillette Company 2004 Long-Term Incentive Plan (“2004 Gillette Plan”). The 2001 Plan was approved by Company shareholders. The 2004 Gillette Plan was approved by Gillette shareholders and adopted by the Company in 2005 as part of our merger with The Gillette Company.

The 2009 Plan contains a “second trigger” vesting provision which limits accelerated vesting to involuntary terminations of employment for reasons other than cause and for terminations of employment for good reason when time-based equity awards are assumed as part of a change in control.

With the exception of any special equity awards discussed on page 36 of this proxy statement, the Company grants stock, PSUs, RSUs and stock options on dates that are consistent from year to year. If the C&LD Committee changes a grant date, it is done in advance and only after careful review and discussion. The Company does not backdate stock options.

The Company has never re-priced stock options and is not permitted to do so without prior shareholder approval. We use the closing price of the Common Stock on the date of grant to determine the grant price for executive compensation awards. However, because PST uses the value of shares based on the average price of Common Stock for the last five days in June, the grants of RSUs made under the PST Restoration Program and International Retirement Plan follow this same grant price practice. The pre-established grant dates for the programs are as follows: PST Restoration and IRP, first Thursday in August; STAR, last business day on or before September 15; and PSP and Key Manager Stock Grants, last business day of February (and, if necessary for corrections, on the last business day on or before May 9).

Mitigation of Excessive Risk-Taking

Recoupment & Clawback

The C&LD Committee adopted the Senior Executive Officer Recoupment Policy that permits the Company to recoup or “clawback” STAR or long-term incentive program payments made to executives in the event of a significant restatement of financial results for any reason. This authority is in addition to the C&LD Committee’s authority under the 2001 Plan and the 2009 Plan to suspend or terminate any outstanding stock options if the C&LD Committee determines that the participant violated certain plan provisions. Moreover, the 2009 Plan has a clawback provision that allows the Company to recover certain proceeds from option exercises or delivery of shares if the participant violates certain plan provisions.

Balanced Weighting of Performance Metrics in Compensation Programs

The STAR program and PSP use balanced weighting of multiple performance metrics to determine the payout. This discourages excessive risk-taking by removing any incentive to focus on one goal to the detriment of others. STAR and PSP are described on pages 29 to 33 and pages 34 to 35 of this proxy statement, respectively.

Prohibition of Use of Company Stock in Derivative Transactions

The Company’s Insider Trading Policy prohibits NEOs from involving Company stock in pledging, collars, short sales, hedging investments and other derivative transactions. Purchases and sales of Company stock by NEOs can only be made during the one-month period following public earnings announcements or, if outside these window periods, with express permission from the Company’s Legal Division or in accordance with a previously established trading plan that meets SEC requirements.

Additional Information

Deferred Compensation Plan

The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”) allows executives to defer receipt of up to 100% of their STAR award and/or up to 50% of their annual salary. Executives may also elect to convert a portion of their PST Restoration RSUs into notional cash contributions to the EDCP with investment choices that mirror those available to all U.S. employees who participate in the Company’s 401(k) plan. No above-market or preferential interest is credited on deferred compensation, as those terms are defined by the SEC.

Tax Treatment of Certain Compensation

Section 162(m) of the Internal Revenue Code limits the Company deductibility of executive compensation paid to certain NEOs to $1,000,000 per year, but contains an exception for certain performance-based compensation.

For FY 2010-11, awards granted under STAR, the Key Manager Stock Grant and PSP programs satisfied the performance-based requirements for deductible compensation. The Committee approved award pools for STAR and PSP, based on net earnings with a maximum portion of each pool set for each of the NEOs subject to Section 162(m). The Committee then used its discretion to determine STAR awards based on Company and business results. Each of the amounts approved for NEOs subject to Section 162(m) were below the maximums established, and are therefore deductible by the Company. PSP award payments do not vest until the end of FY 2012-13 at which time the C&LD Committee will determine the PSP payments based on Company and business results for the three-year performance period.

Company deductibility of compensation was taken into account by the C&LD Committee when setting compensation levels for current NEOs. While the C&LD Committee’s general policy is to preserve the deductibility of compensation paid to the NEOs, the C&LD Committee nevertheless authorizes payments that might not be deductible if it believes they are in the best interests of the Company and its shareholders. The C&LD Committee determined that it was appropriate to pay Mr. McDonald a competitive salary of $1,600,000, although $600,000 was not deductible by the Company. In addition, in certain years individuals may receive non-deductible payments resulting from awards made prior to becoming a NEO.

2011-12 Executive Compensation Changes

The C&LD Committee reviewed the competitiveness of total annual cash compensation for the NEOs at its June 7, 2011, meeting. As a result, the C&LD Committee increased Mr. McDonald’s STAR Target from 175% to 190%. This increase positions Mr. McDonald’s total annual cash compensation opportunity at the size adjusted median for chief executive officers in the Peer Group, while increasing the percentage of his total annual cash compensation allocated to the performance-based STAR program.

Additionally, the C&LD Committee increased the salary of Mr. Panayotopoulos from $985,000 to $1,085,000, Mr. Geissler from $945,000 to $1,045,000 and Mr. Moeller from $750,000 to $825,000. Messrs. Panayotopoulos and Geissler were given salary increases in recognition of their extensive experience, leadership and expanded responsibilities with the forthcoming retirement of Messrs. Steele and Shirley. Mr. Moeller’s salary increase more closely aligns his total annual cash compensation opportunity with other chief financial officers in the Peer Group.

Executive Compensation

The following tables, footnotes and narratives found on pages 43 to 59 of this proxy statement provide information regarding the compensation, benefits and equity holdings in the Company for the NEOs.

Summary Compensation

The following table and footnotes provide information regarding the compensation of the NEOs for the fiscal years shown.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non- Equity Incentive Plan Com- pensation[4] ($)	Change in Pension Value and Nonqualified Deferred Com- pensation Earnings[5] ($)	All Other Com- pensation[6] ($)	Total ($)
Robert A. McDonald Chairman of the Board, President and Chief Executive Officer	2010-11	1,600,000	2,632,000	5,599,736	6,171,877	0	0	184,424	16,188,037
	2009-10	1,400,000	2,670,000	2,956,724	5,616,469	175,000	0	297,035	13,115,228
	2008-09	1,000,000	1,125,000	3,020,056	3,822,401	62,500	0	160,986	9,190,943

Jon R. Moeller Chief Financial Officer	2010-11	750,000	781,121	2,118,128	1,251,451	0	0	61,759	4,962,459
	2009-10	675,000	807,975	516,146	1,161,306	37,500	0	59,634	3,257,561
	2008-09	550,000	388,800	943,153	1,122,840	37,500	0	53,379	3,095,672
Werner Geissler Vice Chairman—Global Operations	2010-11	945,000	1,137,284	2,907,394	1,112,405	0	132,000	70,859	6,304,942
	2009-10	907,500	1,071,630	141,311	2,654,409	54,375	772,000	78,083	5,679,308
	2008-09	870,000	632,664	2,830,119	1,194,511	54,375	81,000	2,084,678	7,747,347
E. Dimitri Panayotopoulos Vice Chairman—Global Household Care	2010-11	985,000	886,490	1,733,915	2,595,600	0	0	75,238	6,276,243
	2009-10	947,500	1,396,238	150,140	3,096,801	56,875	601,000	94,923	6,343,477
	2008-09	910,000	792,792	1,531,376	2,866,803	56,875	0	655,446	6,813,292
Edward D. Shirley Vice Chairman—Global Beauty & Grooming	2010-11	945,000	840,601	2,141,684	1,251,451	0	405,000	63,700	5,647,436
	2009-10	907,500	893,025	603,792	1,327,204	46,250	1,168,000	65,683	5,011,454

Robert A. Steele Vice Chairman—Health Care Strategy	2010-11	945,000	969,164	2,710,346	927,010	0	0	71,021	5,622,541
	2009-10	907,500	992,250	845,577	1,824,901	54,375	0	65,741	4,690,344

[1]

For FY 2010-11, Bonus reflects 2010-11 STAR awards that will be paid on September 15, 2011. Each NEO can elect to take his STAR award in cash, deferred compensation, RSUs or stock options. For FY 2010-11, each NEO elected 100% cash.

[2]

For FY 2010-11, Stock Awards include the grant date fair value of any PST Restoration Program awards and IRP awards granted during the fiscal year and the PSUs granted in February 2011 under the PSP. For Messrs. Moeller, Geissler, Shirley and Steele, 2010-11 Stock Awards also includes the grant date fair value of RSUs granted in February 2011 under the Key Manager Stock Grant. The fair value of these awards is determined in accordance with FASB ASC Topic 718. For PSUs granted under the PSP, executives must be an employee as of August 31st following the first year of the Performance Period to retain the PSUs (“retention period”), and the PSUs vest on August 20th following the end of the Performance Period (“vesting period”). For RSUs granted under the Key Manager Stock Grant, executives must remain employed for six months after the grant date to retain the RSUs (“retention period”), and the RSUs vest five years from the grant date (“vesting period”). Pursuant to SEC rules, the amounts shown exclude the impact of forfeitures related to service-based vesting conditions. Please see Note 7 to the Consolidated Financial Statements contained in the Company’s 2011 Annual Report for more information.

[3]

Option Awards for FY 2010-11 include the grant date fair value of each Key Manager Stock Grant, determined in accordance with FASB ASC Topic 718. Executives must remain employed for six months after the date of a Key Manager Stock Grant in order to retain these stock options (“retention period”) and these option grants vest three years from the date of grant (“vesting period”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note 7 to the Consolidated Financial Statements contained in the Company’s 2011 Annual Report. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report in the respective fiscal year.

[4]

This column reflects the portion of the Business Growth Program payout that was designated to be paid in cash, regardless of the form of payment elected by the individual NEO. The Business Growth Program was terminated at the end of FY 2009-10.

[5]

This column reflects aggregate changes in the actuarial present value of Messrs. Geissler’s, Panayotopoulos’ and Shirley’s pension benefits under all defined benefit and actuarial pension plans. For FY 2010-11, the aggregate value of Mr. Panayotopoulos’ pension benefits decreased by $110,000. None of the other NEOs has a pension plan. None of the NEOs had above-market earnings on deferred compensation.

[6]	Please see the table below for information on the numbers that comprise the All Other Compensation column.

All Other Compensation

Name	Year	Retirement Plan Contri- butions[i] ($)	Executive Group Life Insuranceii ($)	Flexible Compensation Program Contributionsiii ($)	Expatriate, Relocation and Tax Equalization Paymentsiv ($)	Executive Benefits[v] ($)	Totalvi ($)
Robert A. McDonald	2010-11 2009-10 2008-09	51,747 52,710 50,347	8,960 6,058 3,888	4,900 4,750 4,550	1,031 0 85,546	117,786 233,517 16,655	184,424 297,035 160,986
Jon R. Moeller	2010-11 2009-10 2008-09	51,747 52,710 48,405	2,562 1,710 999	3,675 3,563 3,975	0 0 0	3,775 1,651 0	61,759 59,634 53,379
Werner Geissler	2010-11 2009-10 2008-09	51,747 52,710 50,347	3,901 3,240 2,918	4,900 4,750 4,550	5,364 10,115 2,016,249	4,947 7,268 10,614	70,859 78,083 2,084,678
E. Dimitri Panayotopoulos	2010-11 2009-10 2008-09	51,747 52,710 50,347	4,900 4,106 3,743	4,900 4,750 4,550	932 6,520 573,298	12,759 26,837 23,508	75,238 94,923 655,446
Edward D. Shirley	2010-11 2009-10	42,134 42,851	7,037 5,266	4,900 4,750	0 0	9,629 12,816	63,700 65,683
Robert A. Steele	2010-11 2009-10	51,747 52,710	3,182 2,670	4,900 4,750	0 0	11,192 5,611	71,021 65,741

[i]

Amounts contributed by the Company pursuant to PST, a qualified defined contribution plan providing retirement benefits for U.S.-based employees. NEOs also receive contributions in the form of RSU grants pursuant to the PST Restoration Program or IRP, each nonqualified defined contribution plans. These RSU awards are included in the Stock Awards column of the Summary Compensation Table.

ii

Under the Executive Group Life Insurance Program (“EGLIP”), the Company offers key executives who have substantially contributed to the success and development of the business and upon whom the future of the Company chiefly depends, life insurance coverage equal to salary plus their STAR target. These policies are owned by the Company. Because premium payments are returned to the Company when the benefit is paid out, we believe the annual premiums paid by the Company overstate the Company’s true cost of providing this life insurance benefit. Accordingly, the amounts shown in the table are an average based on Internal Revenue Service tables used to value the term cost of such coverage for calendar year 2010 and calendar year 2011, which reflect what it would cost the executive to obtain the same coverage in a term life insurance policy. The average of the two calendar years was used because fiscal year data is not available. The average of the dollar value of the premiums actually paid by the Company in calendar years 2010 and 2011 under these policies were as follows: Mr. McDonald, $126,268; Mr. Moeller, $30,242; Mr. Geissler, $45,996; Mr. Panayotopoulos, $50,820; Mr. Shirley, $13,290; Mr. Steele, $37,797. This program is in addition to any other Company-provided group life insurance in which a NEO may enroll that is also available to all employees on the same basis.

iii

Flexible Compensation Program Contributions are given to U.S.-based employees in the form of credits to pay for coverage in a number of benefit plans including, but not limited to, medical insurance and additional life insurance. Employees may also receive unused credits as cash. Credits are earned based on PST years of service.

iv

The amounts shown for the current year are for fees paid by the Company for services provided to assist these executives with issues related to tax equalization payments and storage and delivery associated with past expatriate assignments, and for tax equalization payments made by the Company to cover incremental taxes required in connection with the NEO’s prior expatriate assignments. Amounts reported for previous years represent tax equalization payments made by the Company to cover incremental taxes required to be paid in certain countries and fees paid by the Company for services provided to assist these executives with work permits, storage and delivery in connection with the employees’ prior expatriate assignments. Mr. McDonald’s tax equalization payments resulted from previous assignments in Belgium and Japan. Messrs. Geissler’s and Panayotopoulos’ tax equalization payments resulted from their respective prior expatriate assignments in Switzerland.

[v]

The NEOs are entitled to the following personal benefits: financial counseling (including tax preparation), an annual physical examination, occasional use of a Company car, secure workplace parking and home security and monitoring. While Company aircraft is generally used for Company business only, Mr. McDonald is required to use Company aircraft for all air travel, including travel to outside board meetings and personal travel, pursuant to the Company’s executive security program established by the Board of Directors. While traveling on Company aircraft, Mr. McDonald may bring a limited number of guests (spouse, family member or similar guest) to accompany him. The aggregate incremental aircraft usage costs associated with Mr. McDonald’s personal use of Company aircraft, including the costs associated with travel to outside board meetings not fully reimbursed by the other company, were $97,670 for FY 2010-11 and are included in the total above. Messrs. Moeller, Geissler, Panayotopoulos, Shirley and Steele are permitted to use the Company aircraft for travel to outside board meetings and, if the Company aircraft is already scheduled for business purposes and can accommodate additional passengers, may use it for personal travel and guest accompaniment. Each of the NEOs, except Mr. Moeller, utilized the Company aircraft for personal travel and/or guest accompaniment when the aircraft was scheduled for business purposes, but there was no incremental cost to the Company associated with these trips. In addition, the Company holds two or three senior management meetings per year, where the Company allows each executive to bring a guest. In some of these cases, the guest travel costs may be considered incremental or may involve commercial flights. For these meetings, the Company incurred costs associated with providing minor commemorative items, sightseeing and other similar activities for both the executive and the guest. The incremental costs to the Company for these benefits, other than use of Company aircraft, are the actual costs or charges incurred by the Company for the benefits. Some of the incremental costs for these benefits, other than use of the Company aircraft, were incurred in Euros, which were translated into U.S. Dollars at the applicable exchange rate on the date of payment. The incremental cost to the Company for use of the Company aircraft is calculated by using an hourly rate for each flight hour. The hourly rate is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. For any flights that involved mixed personal and business usage, any personal usage hours that exceed the business usage are utilized to determine the incremental cost to the Company.

vi

This total does not reflect a charitable donation of $10,000 made by the Company to the Children’s Safe Drinking Water Program on behalf of the Company’s Global Leadership Council, of which each NEO is a member. This donation was funded from general corporate assets, and the NEOs derive no financial benefits from this donation because this charitable deduction accrues solely to the Company.

The material factors necessary for an understanding of the compensation detailed in the above two tables are further described in the Compensation Discussion and Analysis section of this proxy statement.

Grants of Plan-Based Awards

The following table and footnotes provide information regarding grants of equity under Company plans made to the NEOs during FY 2010-11.

Grants of Plan-Based Awards Table

NEO/Plan Name[1]	Grant Date	Compensation & Leadership Development Committee Action Date[2]	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[3] ($ per share)	Grant Date Fair Value of Stock and Option Awards[4] ($)
			Threshold (#)	Target (#)	Maximum (#)
Robert A. McDonald
Key Manager Options[5]	02/28/2011	02/08/2011					527,986	63.05	6,171,877
Performance Stock Plan PSUs[6]	02/28/2011	02/08/2011	0	91,198	182,396				5,349,257
PST Restoration RSUs[7]	08/05/2010	06/08/2010				4,147			250,479
Jon R. Moeller
Key Manager Options[5]	02/28/2011	02/08/2011					107,058	63.05	1,251,451
Key Manager RSUs[8]	02/28/2011	02/08/2011				7,931			443,344
Performance Stock Plan PSUs[6]	02/28/2011	02/08/2011	0	26,963	53,926				1,581,526
PST Restoration RSUs[9]	08/05/2010	06/08/2010				1,544			93,258
Werner Geissler
Key Manager Options[5]	02/28/2011	02/08/2011					95,163	63.05	1,112,405
Key Manager RSUs[8]	02/28/2011	02/08/2011				21,148			1,182,176
Performance Stock Plan PSUs[6]	02/28/2011	02/08/2011	0	26,963	53,926				1,581,526
PST Restoration RSUs[7]	08/05/2010	06/08/2010				2,379			143,692
STAR Stock Options[10]	09/15/2010	08/10/2010					70,145	61.11	633,554
E. Dimitri Panayotopoulos
Key Manager Options[5]	02/28/2011	02/08/2011					222,046	63.05	2,595,600
Performance Stock Plan PSUs[6]	02/28/2011	02/08/2011	0	26,963	53,926				1,581,526
PST Restoration RSUs[7]	08/05/2010	06/08/2010				2,523			152,389
Edward D. Shirley
Key Manager Options[5]	02/28/2011	02/08/2011					107,058	63.05	1,251,451
Key Manager RSUs[8]	02/28/2011	02/08/2011				7,931			443,344
Performance Stock Plan PSUs[6]	02/28/2011	02/08/2011	0	26,963	53,926				1,581,526
PST Restoration RSUs[9]	08/05/2010	06/08/2010				1,934			116,814
Robert A. Steele
Key Manager Options[5]	02/28/2011	02/08/2011					79,303	63.05	927,010
Key Manager RSUs[8]	02/28/2011	02/08/2011				17,623			985,128
Performance Stock Plan PSUs[6]	02/28/2011	02/08/2011	0	26,963	53,926				1,581,526
PST Restoration RSUs[7]	08/05/2010	06/08/2010				2,379			143,692
STAR Stock Options[10]	09/15/2010	08/10/2010					19,485	61.11	175,990

[1]

For awards granted under the PST Restoration Program and IRP, dividend equivalents are earned at the same rate as dividends paid on Common Stock. All references below to delivery of RSUs in shares reflect the current election of the NEO and may be changed at a later date, subject to applicable tax rules and regulations.

[2]	Grant dates for equity awards are consistent from year to year, as described on page 41 of this proxy statement.
[3]	The options granted were awarded using the closing price of the Company stock on the date of the grant.
[4]	This column reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718.
[5]	These options are forfeitable until the later of retirement eligibility or six months after the grant date, vest on February 28, 2014, and expire on February 28, 2021.
[6]	These units are forfeitable until the later of retirement eligibility or August 31, 2011 and will deliver in shares on August 20, 2013.
[7]	These units will deliver in shares one year following retirement.
[8]	These units are forfeitable until the later of retirement eligibility or six months after the grant date and will deliver in shares on February 28, 2016.
[9]	These units are forfeitable until Messrs. Moeller and Shirley are eligible for retirement, and will deliver in shares one year following such retirement.
[10]	These options are non-forfeitable and were received in lieu of cash from STAR, vest on September 15, 2013, and expire on September 15, 2020.

Outstanding Equity at Fiscal Year-End

The following table and footnotes provide information regarding unexercised stock options and stock awards that have not yet vested as of the end of FY 2010-11.

Outstanding Equity at Fiscal Year-End Table

		Option Awards					Stock Awards
Name	Grant Date[1]	Number of Securities Underlying Unexercised Options Exercisable[2] (#)		Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units That Have Not Vested[4] ($)
Robert A. McDonald	02/26/1999	14,886			44.2656	02/26/2014
	09/15/1999	46,256			49.4759	09/15/2014
	07/10/2000	20,256			27.4459	07/10/2015
	09/15/2000	161,204			31.0118	09/15/2015
	09/24/2001	154,210	(1)		34.5688	09/24/2016
	09/13/2002	161,034			45.6625	09/13/2012
	09/15/2003	28,284			45.9700	09/15/2013
	02/27/2004	223,672			51.4150	02/27/2014
	02/28/2005	158,597			53.5950	02/28/2015
	08/04/2005						3,359	213,532
	12/01/2005						15,786	1,003,516
	02/28/2006	140,496			60.5000	02/28/2016
	08/03/2006						3,050	193,889
	02/28/2007	160,656			63.4900	02/28/2017
	08/02/2007						898	57,086
	02/29/2008	264,431			66.1800	02/28/2018
	08/07/2008						2,825	179,585
	09/15/2008						2,161	137,375	(9)
	02/27/2009			332,157	48.1700	02/27/2019
	08/06/2009						3,322	211,180
	09/15/2009						3,389	215,439	(12)
	02/26/2010			401,247	63.2800	02/26/2020
	02/26/2010						46,711	2,969,418
	08/05/2010						4,047	257,268
	09/15/2010						18,558	1,179,732	(14)
	02/28/2011			527,986	63.0500	02/28/2021
	02/28/2011						91,198	5,797,457	(17)
Jon R. Moeller	02/26/1999	2,016			44.2656	02/26/2014
	07/01/1999	832			43.2423	07/01/2014
	09/15/1999	7,528			49.4759	09/15/2014
	02/27/2004	37,722			51.4150	02/27/2014
	02/28/2005	43,474			53.5950	02/28/2015
	08/04/2005						427	27,144
	12/01/2005						273	17,355
	02/28/2006	43,665			60.5000	02/28/2016
	08/03/2006						541	34,391
	10/10/2006						4,007	254,725	(7)
	02/28/2007	58,720			63.4900	02/28/2017
	08/02/2007						609	38,714
	02/29/2008	56,709			66.1800	02/28/2018
	08/07/2008						752	47,805
	02/27/2009			97,572	48.1700	02/27/2019
	08/06/2009						1,395	88,680
	09/15/2009						2,155	136,993	(12)
	02/26/2010			82,965	63.2800	02/26/2020
	02/26/2010						7,902	502,330
	08/05/2010						1,580	100,441
	09/15/2010						5,299	336,857	(14)
	02/28/2011			107,058	63.0500	02/28/2021
	02/28/2011						7,931	504,174	(16)
	02/28/2011						26,963	1,714,038	(17)

		Option Awards					Stock Awards
Name	Grant Date[1]	Number of Securities Underlying Unexercised Options Exercisable[2] (#)		Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units That Have Not Vested[4] ($)
Werner Geissler	02/26/1999	14,626			44.2656	02/26/2014
	07/09/1999	5,540			42.7329	07/09/2014
	09/15/1999	43,786			49.4759	09/15/2014
	07/10/2000	14,378			27.4459	07/10/2015
	09/15/2000	116,148			31.0118	09/15/2015
	09/24/2001	101,260	(2)		34.5688	09/24/2016
	09/13/2002	54,750			45.6625	09/13/2012
	02/27/2004	92,388			51.4150	02/27/2014
	09/15/2004						31,894	2,027,502	(3)
	02/28/2005	69,970			53.5950	02/28/2015
	08/04/2005						4,230	268,901
	09/15/2005						27,977	1,778,498	(5)
	12/01/2005						4,380	278,437
	02/28/2006	70,248			60.5000	02/28/2016
	08/03/2006						2,594	164,901
	09/15/2006						17,779	1,130,211
	10/10/2006						18,183	1,155,893	(8)
	02/28/2007	94,504			63.4900	02/28/2017
	08/02/2007						1,000	63,570
	09/14/2007						13,622	865,951
	02/29/2008	113,328			66.1800	02/28/2018
	02/29/2008						10,133	644,155
	08/07/2008						2,335	148,436
	09/15/2008						1,343	85,375	(10)
	09/15/2008						1,343	85,375	(11)
	01/13/2009						1,526	97,008
	02/27/2009			103,800	48.1700	02/27/2019
	02/27/2009						27,841	1,769,852
	08/06/2009						2,711	172,338
	09/15/2009						2,918	185,497	(13)
	02/26/2010			189,634	63.2800	02/26/2020
	08/05/2010						2,306	146,592
	09/15/2010			70,145	61.1100	09/15/2020
	09/15/2010						3,448	219,189	(15)
	09/15/2010						4,687	297,953	(14)
	02/28/2011			95,163	63.0500	02/28/2021
	02/28/2011						21,148	1,344,378	(16)
	02/28/2011						26,963	1,714,038	(17)
E. Dimitri Panayotopoulos	02/26/1999	26,194			44.2656	02/26/2014
	07/01/1999	13,860			43.2423	07/01/2014
	07/09/1999	9,834			42.7329	07/09/2014
	09/15/1999	64,574			49.4759	09/15/2014
	07/10/2000	28,516			27.4459	07/10/2015
	09/15/2000	179,206			31.0118	09/15/2015
	09/24/2001	202,644	(2)		34.5688	09/24/2016
	09/13/2002	163,464			45.6625	09/13/2012
	09/15/2003	55,758			45.9700	09/15/2013
	02/27/2004	143,442			51.4150	02/27/2014
	09/15/2004	44,253			56.5150	09/15/2014
	02/28/2005	111,951			53.5950	02/28/2015
	08/04/2005						3,554	225,928
	09/15/2005	30,531			55.4050	09/15/2015
	12/01/2005						22,478	1,428,926
	02/28/2006	103,306			60.5000	02/28/2016
	08/03/2006						3,460	219,952
	09/15/2006	46,314			61.3250	09/15/2016
	02/28/2007	118,129			63.4900	02/28/2017
	08/02/2007						3,140	199,610
	09/14/2007	45,198			67.8100	09/14/2017
	02/29/2008	166,214			66.1800	02/28/2018
	05/09/2008	30,671			65.2100	05/09/2018
	08/07/2008						2,755	175,135
	09/15/2008						1,878	119,384	(9)
	02/27/2009			249,118	48.1700	02/27/2019
	08/06/2009						2,905	184,671
	09/15/2009						3,051	193,952	(12)
	02/26/2010			221,239	63.2800	02/26/2020
	08/05/2010						2,439	155,047

		Option Awards					Stock Awards
Name	Grant Date[1]	Number of Securities Underlying Unexercised Options Exercisable[2] (#)		Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units That Have Not Vested[4] ($)
	09/15/2010						7,527	478,491	(14)
	02/28/2011			222,046	63.0500	02/28/2021
	02/28/2011						26,963	1,714,038	(17)
Edward D. Shirley	06/20/2002	85,010			36.4923	06/20/2012
	06/17/2004	87,750			44.2051	06/17/2014
	06/16/2005	70,200			53.2923	06/16/2015
	02/28/2006	45,000			60.5000	02/28/2016
	02/28/2007	55,127			63.4900	02/28/2017
	02/29/2008	35,887			66.1800	02/28/2018
	02/29/2008						10,254	651,847
	08/07/2008						296	18,817
	09/15/2008						1,256	79,844	(11)
	02/27/2009			93,420	48.1700	02/27/2019
	02/27/2009						8,898	565,646
	08/06/2009						1,880	119,512
	09/15/2009						2,658	168,969	(12)
	02/26/2010			94,817	63.2800	02/26/2020
	02/26/2010						9,031	574,101
	08/05/2010						1,978	125,741
	09/15/2010						6,536	415,494	(14)
	02/28/2011			107,058	63.0500	02/28/2021
	02/28/2011						7,931	504,174	(16)
	02/28/2011						26,963	1,714,038	(17)
Robert A. Steele	02/26/1999	10,074			44.2656	02/26/2014
	09/15/1999	23,886			49.4759	09/15/2014
	09/15/2000	64,500			31.0118	09/15/2015
	09/24/2001	94,028	(2)		34.5688	09/24/2016
	09/13/2002	82,126			45.6625	09/13/2012
	02/27/2004	116,700			51.4150	02/27/2014
	09/15/2004	8,262			56.5150	09/15/2014
	09/15/2004						14,705	934,797	(4)
	02/28/2005	93,293			53.5950	02/28/2015
	08/04/2005						1,858	118,113
	09/15/2005						11,691	743,197	(6)
	12/01/2005						9,625	611,861
	02/28/2006	82,645			60.5000	02/28/2016
	08/03/2006						1,928	122,563
	09/15/2006						9,982	634,556
	02/28/2007	94,504			63.4900	02/28/2017
	08/02/2007						1,867	118,685
	09/14/2007	8,667			67.8100	09/14/2017
	02/29/2008	90,662			66.1800	02/28/2018
	02/29/2008						8,184	520,257
	08/07/2008						2,337	148,563
	09/15/2008						1,569	99,741	(11)
	02/27/2009			83,040	48.1700	02/27/2019
	02/27/2009						22,425	1,425,557
	08/06/2009						2,742	174,309
	09/15/2009			4,417	55.0300	09/15/2019
	09/15/2009						2,953	187,722	(12)
	02/26/2010			130,373	63.2800	02/26/2020
	02/26/2010						11,768	748,092
	08/05/2010						2,302	146,338
	09/15/2010			19,485	61.1100	09/15/2020
	09/15/2010						7,196	457,450	(14)
	02/28/2011			79,303	63.0500	02/28/2021
	02/28/2011						17,623	1,120,294	(16)
	02/28/2011						26,963	1,714,038	(17)

[1]

On December 1, 2005, the Company converted all outstanding retirement restricted stock to RSUs that are deliverable in shares one year following retirement. The numbers contained in this table for December 1, 2005, reflect this conversion. They do not represent an incremental grant of stock awards on that date.

[2]	The following provides details regarding the vesting date for each of the option grants included in the table. The Vest Date indicates the date the options become exercisable.

Option Awards
	Grant Date	Vest Date	Grant Date	Vest Date
	02/26/1999	02/26/2002	02/28/2005	02/28/2008
	07/01/1999	07/01/2002	06/16/2005	1/3 each on 06/16/2006, 06/16/2007, 06/16/2008
	07/09/1999	07/09/2002	09/15/2005	09/15/2008
	09/15/1999	09/15/2002	02/28/2006	02/28/2009
	07/10/2000	07/10/2003	09/15/2006	09/15/2009
	09/15/2000	09/15/2003	02/28/2007	02/28/2010
(1)	09/24/2001	01/01/2005	09/14/2007	09/14/2010
(2)	09/24/2001	09/24/2004	02/29/2008	02/28/2011
	06/20/2002	10/01/2005	05/09/2008	05/09/2011
	09/13/2002	09/13/2005	02/27/2009	02/27/2012
	09/15/2003	09/15/2006	09/15/2009	09/15/2012
	02/27/2004	02/27/2007	02/26/2010	02/26/2013
	06/17/2004	10/01/2005	09/15/2010	09/15/2013
	09/15/2004	09/15/2007	02/28/2011	02/28/2014

[3]

Restricted stock earns cash dividends that are paid quarterly. RSUs awarded pursuant to the Business Growth Program, STAR, the PST Restoration Program, IRP and Special Equity earn dividend equivalents which are accrued in the form of additional RSUs each quarter, credited to each NEO’s holdings and subject to the same vesting and other applicable restrictions. These dividend equivalents are included in the amounts shown. The following provides detail regarding the vesting date for Restricted Stock, RSU, and PSU holdings included in the table. The Vest Date for RSUs and PSUs indicates the date such units are deliverable in shares. The Vest Date for restricted stock indicates the date that restrictions lapse.

	Stock Awards
	Grant Date	Vest Date		Grant Date	Vest Date
(3)	09/15/2004	One year following retirement	(9)	09/15/2008	09/15/2011
(4)	09/15/2004	09/15/2017	(10)	09/15/2008	One year following retirement
	08/04/2005	One year following retirement	(11)	09/15/2008	One year following retirement; no earlier than 09/15/2011
(5)	09/15/2005	One year following retirement		01/13/2009	One year following retirement
(6)	09/15/2005	09/15/2018		02/27/2009	02/27/2014
	12/01/2005	One year following retirement		08/06/2009	One year following retirement
	08/03/2006	One year following retirement	(12)	09/15/2009	09/15/2011
	09/15/2006	One year following retirement	(13)	09/15/2009	One year following retirement; no earlier than 09/15/2011
(7)	10/10/2006	50% 10/10/2011		02/26/2010	02/26/2015
(8)	10/10/2006	10/10/2011		08/05/2010	One year following retirement
	08/02/2007	One year following retirement	(14)	09/15/2010	09/15/2011
	09/14/2007	One year following retirement	(15)	09/15/2010	One year following retirement
	02/29/2008	02/28/2013	(16)	02/28/2011	02/28/2016
	08/07/2008	One year following retirement	(17)	02/28/2011	08/20/2013

[4]	The Market Value of shares or RSUs that have not vested was determined by multiplying the closing market price of Common Stock on June 30, 2011 ($63.57), by the number of shares or RSUs, respectively.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock option exercises and stock vesting during FY 2010-11 for the NEOs.

Option Exercises and Stock Vested Table

	Option Awards			Stock Awards
Name	Option Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Stock Award Grant Date	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[2] ($)
Robert A. McDonald	—	—	—	09/14/2007	10,849	657,938
Jon R. Moeller	—	—	—	10/10/2006	4,008	246,392
Werner Geissler	—	—	—	—	—	—
E. Dimitri Panayotopoulos	—	—	—	05/01/2006 09/14/2007	17,178 9,503	1,112,447 576,309
Edward D. Shirley	—	—	—	09/14/2007	6,127	371,572
Robert A. Steele	—	—	—	09/14/2007	7,665	464,844

[1]	Numbers of Shares Acquired on Vesting is the gross number of shares acquired. Please see footnote 3 in the Outstanding Equity at Fiscal Year-End Table for the definition of vesting for Stock Awards.
[2]	Value Realized on Vesting was determined by multiplying the number of shares of stock by the average of the high and low price of the Common Stock on the vesting date.

Pension Benefits

The following table and footnotes provide information regarding the Company’s pension plans for Messrs. Geissler, Panayotopoulos and Shirley as of the end of FY 2010-11. None of the other NEOs had any such arrangements with the Company.

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit[2] ($)		Payments During Last Fiscal Year ($)
Werner Geissler	The Procter & Gamble Company Global IRA[3]	21 years 9 months[4]	$2,617,000		0
	The Procter & Gamble Pension Fund (Germany)	21 years 9 months[4]	$2,606,000		0
E. Dimitri Panayotopoulos	The Procter & Gamble Company Global IRA[3]	20 years 5 months[5]	$3,510,000		0
	The Procter & Gamble Pension Fund (UK)[6]	17 years 5 months[7]	$1,758,000	[8]	0
Edward D. Shirley	The Procter & Gamble Master Retirement Plan (US)[9]	30 years[10]	$1,084,000		0
	The Gillette Company Supplemental Retirement Plan (US)[11]	33 years[12]	$6,114,000		0

[1]

Numbers in this column are computed as of the same pension plan measurement date used for financial statement reporting purposes for the Company’s audited financial statements as found in Note 8 to the Consolidated Financial Statements contained in the Company’s 2011 Annual Report.

[2]	The following provides the assumptions used in each plan to calculate present value:

Assumptions	Global IRA	German Plan	UK Plan	US Plans
Retirement age	60	65	65	57
Discount rate	5.40%	5.90%	5.60%	5.20% (MRP)/ 5.10% (SERP)
Salary increase rate	4.75%	N/A	N/A	N/A
Social security increase rate	2.25%	N/A	3.75%	N/A
Pension increase rate	N/A	1.75%	3.75%	N/A
Pre-Retirement Decrements	None	None	None	None
Post-Retirement Mortality Table	RP 2000 Combined Healthy White Collar table, sex distinct	Richttafeln 2005 G modified	Standard tables PNM/FA00 Medium Cohort table projected forward based on an individual’s year of birth	RP 2000 Combined Healthy White Collar table (projected to 2015), sex distinct

The following exchange rates as of June 30, 2011, were used to calculate present value:
US	$1.45090 : Euro $1.00
US	$1.61080 : GBP $1.00
[3]

Because Messrs. Geissler and Panayotopoulos have reached age 55, they are eligible for early retirement under this plan. However, their benefits would be reduced by 5% for each year retirement precedes age 60. The earliest age at which either may retire with full benefits is age 60.

[4]

Years of credited service accrued under this plan represent the number of years from the date that Mr. Geissler became eligible to participate in the plan until March 1, 2001, when he was transferred from a German subsidiary to the Company.

[5]

Years of credited service accrued under this plan represent the number of years that Mr. Panayotopoulos worked outside of his home country from the date of hire until July 1997, when he was paid on a U.S.-home basis.

[6]	Mr. Panayotopoulos is eligible to retire early under the plan, but his benefits would be reduced by 4% for each year retirement precedes age 60.
[7]

Years of credited service accrued under this plan represent the number of years that Mr. Panayotopoulos worked from the date that he became eligible to participate in the plan until June 30, 1995, when he was no longer eligible to accrue additional benefits under the plan.

[8]	Includes the present value of a contingent spouse’s pension benefit of $208,000 which is equal to approximately 50% of the participant’s pension payable at participant’s death.
[9]	Mr. Shirley is eligible to retire early under the plan, but his benefits would be reduced by 1.5% for each year that his age plus years of service total less than 100.
[10]

Years of credited service accrued under this plan are equal to the number of years that Mr. Shirley has worked either for the Company or The Gillette Company since his initial date of hire until December 31, 2007, when this plan was frozen and Mr. Shirley was enrolled in the Company’s PST program.

[11]

Mr. Shirley is eligible to retire early under the plan, but his benefits would be reduced by 1.5% for each year that his age plus years of service total less than 100. Note, however, that Mr. Shirley would be entitled to full retirement benefits under the plan on December 1, 2013, if he remains employed with the Company because he received six years of additional credit pursuant to the plan’s change in control provisions when the Company acquired The Gillette Company in 2005.

[12]

Years of credited service accrued under this plan are equal to the number of credited service years accrued under The Procter & Gamble Master Retirement Plan (US) plus a premium of three additional years provided pursuant to the plan’s change in control provisions triggered when the Company acquired The Gillette Company in 2005.

The Procter & Gamble Global International Retirement Arrangement (“Global IRA”)

The Global IRA is designed to provide retirement benefits to certain employees whose benefits are frozen under their home country pension plan(s) as a result of having been transferred away from their home country on a permanent basis. The Global IRA benefit is calculated in accordance with the following formula:

.017 x average (base) salary for three years preceding retirement x years of service outside of home country (before localization)

The Global IRA accounts for the differences in retirement benefits attributable to a higher salary at the time of retirement than at the time of transfer out of the home country. As such, the Global IRA is reduced on a dollar for dollar basis by any retirement pension benefit paid by either the Company or the government which was earned through the employee’s home country.

The Procter & Gamble Pension Fund (Germany) (“German Pension Plan”)

The German Pension Plan is a defined benefit plan for Germany-based employees hired before December 31, 1999. The German Pension Plan provides for post-retirement payments based on the employee’s pensionable income, which for certain employees, including Mr. Geissler, includes a portion of their STAR award, and years of service at the time of retirement. The German Pension Plan benefit is calculated in accordance with the following formula:

.017 x average (base) salary for three years preceding retirement x years of service

The benefit is paid at retirement and reduced by the German social security benefit based on years of service. The normal retirement age is 65, and there is a surviving spouse benefit equal to 60% of the employee’s pension benefit.

The Procter & Gamble Pension Fund (UK) (“UK Pension Plan”)

The UK Pension Plan is a defined benefit plan for employees whose home country was within the United Kingdom for all or a portion of their career. The UK Pension Plan provides for post-retirement payments based on the employee’s salary and years of service at the time of retirement. The UK Pension Plan benefit is calculated in accordance with the following formula:

.02 x years of service x employee’s pensionable base salary

This benefit is paid at retirement and is reduced to account for government-sponsored pension benefits received by the employee. Furthermore, the UK Pension Plan includes a “temporary” pension benefit that provides temporary pension payments to those employees who retire after age 59, but before they reach their social security retirement age. The amount of these payments is based on the government-sponsored pension benefits that these employees will receive from the UK government when they retire and reach their social security retirement age. Temporary pension benefit payments under this plan cease when government pension payments begin.

The Procter & Gamble Master Retirement Plan (US) (“P&G MRP”)

The P&G MRP is a qualified defined benefit plan into which all qualified defined benefit plans that are acquired by the Company in conjunction with business acquisitions are consolidated. The qualified defined benefit plans administered by The Gillette Company, including the plan in which Mr. Shirley was a participant, were consolidated into the P&G MRP after the Company acquired The Gillette Company. The P&G MRP benefit is calculated in accordance with the following formula:

.02 x years of service at December 31, 2007 (maximum 25 years) x average annual compensation

(salary plus bonus)

in highest 5 of last 10 years

The benefits paid at age 65 or later are reduced by 75% of the employee’s social security benefit. The P&G MRP provides early retirement at age 50 if the employee’s age plus years of service total 80 years or more.

The Gillette Company Supplemental Retirement Plan (US) (“GCSRP”)

The GCSRP is a nonqualified defined benefit plan which provides benefits to former Gillette employees whose benefits under the P&G MRP are limited by reason of the Internal Revenue Code. The benefit formula is identical to that of the P&G MRP, except that no Internal Revenue Code income limits are applied and the total benefit provided is reduced by the benefit amount provided pursuant to the P&G MRP. The retirement age and early retirement age are identical to the P&G MRP.

Nonqualified Deferred Compensation

The following table and footnotes provide information regarding the Company’s non tax-qualified defined contribution and deferred compensation plans for each of the NEOs for FY 2010-11. For a complete understanding of the table and the footnotes, please read the narrative that follows the table.

Nonqualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY1 ($)	Aggregate Earnings in Last FY2 ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert A. McDonald	PST Restoration Program	0	239,305	119,887		0	2,062,026	[3]
Jon R. Moeller	PST Restoration Program	0	93,258	21,068		0	346,841	[4]
Werner Geissler	Executive Deferred Compensation Plan	0	0	94,288		0	461,292
	International Retirement Plan	0	0	27,830		0	492,813	[5]
	PST Restoration Program	0	136,142	48,033		0	812,272	[6]
E. Dimitri Panayotopoulos	International Retirement Plan	0	0	184,912		0	2,462,511	[7]
	PST Restoration Program	0	144,416	20,770		0	334,667	[8]
Edward D. Shirley	PST Restoration Program	0	116,814	16,532		0	259,890	[9]
Robert A. Steele	Executive Deferred Compensation Plan	0	0	653,376		(670,474)[10]	2,335,431
	PST Restoration Program	0	136,142	84,991	[11]	0	1,470,996	[12]

[1]

Total reflects registrant contributions in the form of RSUs pursuant to the PST Restoration Program, 100% of which are also reported in the Stock Awards column of the Summary Compensation Table found on page 43 of this proxy statement. The PST Restoration Program is a nonqualified defined contribution plan. The contribution amount is the net number of RSUs awarded after withholding for applicable taxes, multiplied by the grant price.

[2]	Because none of the amounts included in this column are above-market earnings under SEC reporting rules, they are not reflected in the Summary Compensation Table.
[3]	Total includes $491,373 previously reported in Summary Compensation Tables for prior years.
[4]	Total includes $67,691 previously reported in Summary Compensation Tables for prior years.
[5]	Total includes $98,066 previously reported in Summary Compensation Table for prior years.
[6]	Total includes $141,311 previously reported in Summary Compensation Table for prior years.
[7]	Total includes $166,376 previously reported in Summary Compensation Table for prior years.
[8]	Total includes $150,140 previously reported in Summary Compensation Table for prior years.
[9]	Total includes $91,573 previously reported in the Summary Compensation Table for prior years.
[10]	Reflects Mr. Steele’s in-service distribution of previously deferred compensation.
[11]	Total includes the withholding of 1,096 RSUs to cover certain taxes resulting from Mr. Steele becoming retirement eligible during the fiscal year.
[12]	Total includes $141,311 previously reported in Summary Compensation Table for prior years.

The NEOs are eligible to participate in The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”). Under EDCP, a participant may defer up to 50% of base salary and, up to 100% of the STAR award. Amounts may be deferred for a minimum of one year or until termination of employment. Payments that commence upon retirement, death or disability may be taken in a lump sum or installments (over a maximum period of ten years). All other payments under the plan are paid as a lump sum.

Amounts deferred under EDCP are credited with market earnings based on the same fund choices available to all employees under the Company’s tax-qualified plan. Participants may change fund choices on a daily basis.

As described on pages 36 to 37 of this proxy statement, federal tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans like the PST. These limits are based on the annual salary of the plan participant. Because of these limits, certain participants, including the NEOs, are unable to receive their full contributions pursuant to the terms and conditions of the PST.

To account for these limitations, the Company utilizes the PST Restoration Program. This is a nonqualified defined contribution plan under which the Company makes an additional annual contribution in the form of RSUs to those executives whose calculated contribution to their PST accounts was limited by federal tax laws.

These RSUs are forfeitable until the executive becomes eligible for retirement. Executives can elect to receive either a lump sum payment one year post-retirement or ten annual installment payments beginning one year post-retirement, or they can defer receipt of either the lump sum or the ten annual installments to six or eleven years post-retirement. Generally, executives have up until retirement to change a previous deferral election, with any such deferral elections or changes to deferral elections made in compliance with Section 409A of the Internal Revenue Code. These RSUs earn dividend equivalents at the same rate as dividends on Common Stock and are accrued in the form of additional RSUs each quarter and credited to the executive’s holdings. The value of each RSU may increase or decrease over time as the value is tied to the price of the Common Stock.

NEOs may convert certain of their PST Restoration Program RSUs into contributions to the EDCP. All such contributions are forfeitable until the executive becomes eligible for retirement and are paid out in the same manner described above.

The Company’s IRP is designed to provide retirement benefits for employees whose participation in retirement plans in their home countries has been suspended because they are on assignments outside of that country. Under the IRP, the Company makes an annual contribution for each participant equal to the contribution that would have been made under the participant’s home country retirement plan had the participant remained in that country and eligible to participate in that plan.

Historically, Company contributions to IRP were placed into one of several investment vehicles available within the IRP, at each participant’s election. Participants in the U.S. receive their contributions in RSUs. These contributions vest according to the terms and conditions of the participant’s home country retirement plan. Upon retirement from the Company, participants must elect to receive distributions from their IRP accounts in one of four ways: (1) fixed-income annuity, (2) variable annuity, (3) lump sum, or (4) annual installments (over a maximum of 15 years).

Amounts the NEOs defer under any of the above mentioned plans that are scheduled to be paid after termination of employment must be held by the Company for a minimum of six months in order to comply with Section 409A of the Internal Revenue Code.

Payments upon Termination or Change in Control

The Company does not have any employment contracts with its NEOs that require severance payments upon termination of their employment. Certain elements of compensation are, however, treated differently upon various termination of employment scenarios, as described below. The following describes how certain elements of compensation are generally handled under these scenarios for all Company employees, including the NEOs.

•

Base Salary—Base salary is paid through the last day worked, regardless of reason for termination of employment. In the event that the Company encourages a U.S. employee to terminate employment with the Company (but not for cause), that individual may receive a separation allowance of up to one year’s annual base salary, calculated based on years of service.

•

STAR—Individuals who work through the last day of the fiscal year are eligible for the STAR award payable for that year, regardless of the reason for termination of employment. Individuals who retire or terminate as a result of Company encouragement (not for cause) prior to fiscal year-end receive a pro-rated amount. Past short-term bonus awards where the employee voluntarily elected stock or options in lieu of cash are either retained or paid out in a lump sum, regardless of the reason for termination.

•

Equity Awards under the Company’s Key Manager Annual Stock Grant program, PSP, the PST Restoration Program and IRP—Treatment is governed by the Company’s equity compensation plans and depends on the reason for termination of employment, as follows. Past equity awards where the employee voluntarily elected stock or stock options in lieu of cash or unrestricted stock are either retained or paid out in a lump sum, regardless of the reason for termination. Further, in certain situations, employees are entitled to keep all equity awards according to their original terms. Each of the following assumes that the individual fully complies with the provisions of the Company’s equity compensation plans, including compliance with the Company’s Purpose, Values and Principles and the provision that prohibits individuals from competing with the Company following termination of employment, each of which can result in forfeiture and/or cancellation of outstanding equity awards.

▪	Voluntary Termination by the Employee

–	All stock options that were not vested are forfeited effective upon the date of termination.

–	All vested stock options that were not exercised prior to termination are forfeited.

–	All RSUs for which the forfeiture date has not yet occurred are forfeited effective upon the date of termination.

–	All PSUs for which the Performance Period has not yet completed are forfeited effective upon the date of termination.

▪	Retirement or Permanent Disability

–

Key Manager Annual Stock Grant stock options and RSUs received at least six months prior to retirement or permanent disability are retained, with stock options held until expiration and Key Manager RSUs delivering in shares, each according to their original terms.

–	Key Manager Annual Stock Grant stock options and RSUs received less than six months prior to retirement or permanent disability are forfeited.

–	Business Growth Program RSUs are retained according to their original terms.

–	All other RSUs for which the forfeiture date has not yet occurred are forfeited, unless otherwise agreed to by the C&LD Committee.

–	PSUs are forfeited for retirement or permanent disability that occurs on or before August 31st following the grant.

–	PSUs are retained according to their original terms for retirement or permanent disability after August 31st following the grant.

▪	Company Encouraged Termination, Not for Cause

–	Key Manager Annual Stock Grant stock options and RSUs received less than six months prior to termination are forfeited.

–

Key Manager Annual Stock Grant stock options and RSUs received at least six months prior to termination are retained, with stock options held until expiration and RSUs delivering in shares, each according to their original terms.

–	All other RSUs for which the forfeiture date has not yet occurred are forfeited, unless otherwise agreed to by the C&LD Committee.

–	PSUs are forfeited if the termination occurs on or before August 31st following the grant.

–	PSUs are retained according to their original terms if the termination occurs after August 31st following the grant.

▪	Termination for Cause

–	All stock options and RSUs are forfeited effective upon the date of termination.

–	All PSUs for which the Performance Period has not yet completed are forfeited effective upon the date of termination.

■	Change in Control

–

2001 Plan: All stock options vest immediately. All RSUs are deliverable in shares immediately. The purpose of this “single trigger” vesting provision was to protect Company employees in the event of a change in control by accelerating the vesting schedule for their outstanding equity awards.

–	2009 Plan:

•

Stock Options/RSUs: All stock options vest immediately and all RSUs are deliverable in shares immediately upon change in control for any awards not assumed. For awards that are assumed, stock options vest and RSUs are deliverable in shares only if a participant’s employment is involuntarily terminated for reasons other than cause or the participant terminates their employment with “good reason.”

•

PSUs: All PSUs will vest at 100% of the Initial PSU Grant, or the PSP target if the Initial PSU Grant has not occurred, upon a change in control that meets the requirements of a change in control under Section 409A of the Internal Revenue Code and shall be paid in shares of Common Stock at the time of such change in control. If there is a change in control event that does not meet the requirements of a change in control event under Section 409A, all outstanding PSP Awards will be settled according to the original terms and conditions.

■

Death—All stock options, RSUs and PSUs transfer by will or laws of descent and distribution. All stock options vest immediately. All RSUs are deliverable in shares immediately. All PSUs vest according to the original terms of the grant.

•

Special Equity Awards—In special circumstances, the C&LD Committee may make a special award of restricted stock or RSUs. Terms and conditions of these awards are determined by the C&LD Committee at the time of grant. In the event of a change in control, all restrictions lapse immediately.

•

Retirement Plans—The retirement plans in which the NEOs participate do not discriminate in scope, terms or operation for NEOs versus all other participants. All NEOs are fully vested in PST and will retain all shares upon termination of employment regardless of reason. PST Restoration RSUs vest upon eligibility for retirement. Messrs. Geissler and Panayotopoulos are retirement eligible so each becomes vested and entitled to the full Global IRA benefit value upon separation from the Company. Messrs. Geissler and Panayotopoulos are each fully vested in their respective IRP and country pension plan account balances and therefore, would retain those balances upon termination for any reason. Mr. Shirley is fully vested in both the P&G MRP and the GCSRP and will receive those benefits upon termination from the Company for any reason.

•

Deferred Compensation—Cash amounts deferred under EDCP have been earned and therefore are retained upon termination for any reason. Any RSUs granted pursuant to the PST Restoration Program or IRP would be treated as described above under Equity Awards. The same is true for any cash contributions to EDCP resulting from the conversion of PST Restoration RSUs. None of these amounts are included in the following table because they are reported in the Nonqualified Deferred Compensation Table on page 54 of this proxy statement.

•	Executive Benefits

■	Executive Group Life Insurance—Benefits are retained if employee is eligible for early retirement.

■	Financial Counseling—Employee may use the remaining balance until the end of the current calendar year for reimbursable charges under the program.

■	Unused Vacation—Employee is entitled to lump sum payment equal to value of accrued, but unused, vacation days.

■	Other Programs—In most cases, participation ends on the last day worked, unless otherwise agreed to by the C&LD Committee.

•

Expatriate and Relocation Program—If an employee’s expatriate assignment terminates for any reason, the Company would pay for relocation to the home country and would cover future taxes due related to the expatriate assignment.

The following table and footnotes quantify the payments and benefits that each NEO would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company.

Payments upon Termination or Change in Control Table

Name	Voluntary Termination, Retirement, Permanent Disability or Termination for Cause[1] ($)	Company Encouraged Termination, not for Cause[2] ($)	Change in Control or Death[3,4] ($)
Robert A. McDonald
Stock Options	0	0	5,506,133
Stock Awards	0	0	10,299,421
Salary	0	1,600,000	0
Executive Group Life Insurance	0	0	4,400,000
Jon R. Moeller
Stock Options	0	0	1,582,339
Stock Awards	0	0	3,449,117
Salary	0	750,000	0
Executive Group Life Insurance	0	0	1,537,500
Werner Geissler
Stock Options	0	0	1,875,556
Stock Awards	0	0	13,303,867
Salary	0	945,000	0
Executive Group Life Insurance	0	0	2,031,750
E. Dimitri Panayotopoulos
Stock Options	0	0	4,016,040
Stock Awards	0	0	2,505,865
Salary	0	985,000	0
Executive Group Life Insurance	0	0	2,117,750
Edward D. Shirley
Stock Options	0	0	1,521,835
Stock Awards	0	0	4,674,113
Salary	0	945,000	0
Executive Group Life Insurance	0	0	2,031,750
Robert A. Steele
Stock Options	0	0	1,443,516
Stock Awards	0	0	8,585,701
Salary	0	945,000	0
Executive Group Life Insurance	0	0	2,031,750

[1]

As noted above, no severance payments are required to be made to any of the NEOs under any of these termination of employment scenarios. Retention of certain elements of compensation, such as equity-based compensation, may vary depending on the reason for termination. For a complete understanding of these differences, please see the narrative section above.

[2]

Each of the NEOs has enough years of service with the Company to receive one year’s salary upon a Company encouraged termination of employment (not for cause). As noted above, the Committee has discretion to allow a NEO to retain certain equity awards that otherwise would be forfeited under the Company’s compensation programs in the event of a Company encouraged termination (not for cause). The amounts shown for salary assume a June 30, 2011 termination.

[3]

The amounts shown for stock options and stock awards represent the in-the-money value of unexercisable stock options and unvested PSUs and RSUs (excluding PST Restoration RSUs and IRP RSUs which are reported in the Nonqualified Deferred Compensation Table) that would immediately become exercisable and/or deliverable in shares, respectively, upon a change in control or death of the NEO, based on the Company’s closing stock price on June 30, 2011, of $63.57. The amounts shown for the Executive Group Life Insurance death benefit assumes a June 30, 2011, death. A change in control does not trigger payment of a death benefit.

[4]

The totals included in this column assume that the option and stock awards granted under the 2009 Plan vest upon change in control. However, except for PSP, awards do not vest unless: (a) the awards are not assumed or (b) the awards are assumed, but the recipient is terminated without cause or resigns with “good reason.” PSP awards vest at 100% of the Initial PSU Grant (or

100% of the PSP Target if the change in control occurs prior to the Initial PSU Grant) if there is a change in control that meets the requirements of a change in control under Section 409A of the Internal Revenue Code and shall be paid in shares of Common Stock at the time of the change in control. PSP awards will vest and pay according to the terms and conditions of the Initial PSU Grant in the case of a death of the participant. The table below shows the values of the in-the-money unexercisable stock options and unvested stock awards made pursuant to the 2009 Plan (which are included in this column) that would not vest on a change in control unless one of the second trigger events occurred as well.

Name	Vesting Value/ Second Trigger ($)
Robert A. McDonald
Stock Options	390,915
Stock Awards	4,149,150
Jon R. Moeller
Stock Options	79,730
Stock Awards	1,343,361
Werner Geissler
Stock Options	277,036
Stock Awards	1,861,520
E. Dimitri Panayotopoulos
Stock Awards	179,623
Stock Options	478,491
Edward D. Shirley
Stock Options	83,167
Stock Awards	1,493,769
Robert A. Steele
Stock Options	126,979
Stock Awards	2,325,836

Security Ownership of Management and Certain Beneficial Owners

The following tables and footnotes provide information regarding the ownership of the Company’s Common Stock and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each NEO, all Directors and executive officers as a group, and shareholders of more than 5% ownership on August 12, 2011:

COMMON STOCK

(Number of shares/options)

	Amount and Nature of Beneficial Ownership
Owner	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Percent of Class		Restricted Stock Units[5]
Angela F. Braly	2,724	—	—	2,724		[6]	2,639
Kenneth I. Chenault	5,430	—	—	5,430		[6]	7,062
Scott D. Cook	13,881	10,674	32,509	57,064		[6]	18,475
Susan Desmond-Hellmann	—	—	—	—		[6]	—
Werner Geissler	38,673	813,797	1,983	854,453		[6]	182,774
Robert A. McDonald	35,273	1,558,091	68,633	1,661,997		[6]	84,380
W. James McNerney, Jr.	19,959	—	—	19,959		[6]	18,475
Jon R. Moeller[7]	26,404	351,815	1,214	379,433		[6]	24,334
E. Dimitri Panayotopoulos	206,918	1,596,516	—	1,803,434		[6]	43,082
Johnathan A. Rodgers	13,065	6,644	—	19,709		[6]	18,475
Edward D. Shirley	49,490	388,168	198	437,856		[6]	43,454
Robert A. Steele	28,011	660,468	—	688,479		[6]	122,974
Margaret C. Whitman	—	—	11,075	11,075		[6]	—
Mary Agnes Wilderotter	—	—	—	—		[6]	4,941
Patricia A. Woertz	1,660	—	—	1,660		[6]	7,062
Ernesto Zedillo	4,883	6,644	—	11,527		[6]	18,475
25 Directors and executive officers, as a group	586,193	7,590,085	140,756	8,317,034		[6]	794,880

[1]

Includes unrestricted Common Stock over which each Director or executive officer has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).

[2]

Common Stock allocated to personal accounts of executive officers under the Retirement Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Retirement Trust.

[3]

Amounts reflect vested stock options and stock options/RSUs that will vest/deliver within 60 days of the record date (August 12, 2011). If shares are acquired, the Director or executive officer would have sole discretion as to voting and investment.

[4]	The individuals involved share voting and/or investment powers with other persons with respect to the shares shown in this column.
[5]

RSUs represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power or cash settlement. RSUs that will not deliver within 60 days of the record date, are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the restrictions lapse.

[6]	Less than .067% for any one Director or NEO, and less than .304% for the Directors and executive officers, as a group.
[7]	Totals include shares, stock options and RSUs indirectly held by Mr. Moeller through his spouse who is also employed by the Company.

SERIES A ESOP CONVERTIBLE CLASS A PREFERRED STOCK

(Number of shares)

	Amount and Nature of Beneficial Ownership
Owner	Profit Sharing Plan[1]	Trusteeships		Percent of Series
Angela F. Braly	—	—		—
Kenneth I. Chenault	—	—		—
Scott D. Cook	—	—		—
Susan Desmond-Hellmann	—	—		—
Werner Geissler	1,074	—		[2]
Robert A. McDonald	12,957	—		[2]
W. James McNerney, Jr.	—	—		—
Jon R. Moeller[3]	12,049	—		[2]
E. Dimitri Panayotopoulos	883	—		[2]
Johnathan A. Rodgers	—	—		—
Edward D. Shirley	788	—		[2]
Robert A. Steele	13,226	—		[2]
Margaret C. Whitman	—	—		—
Mary Agnes Wilderotter	—	—		—
Patricia A. Woertz	—	—		—
Ernesto Zedillo	—	—		—
25 Directors and executive officers, as a group	93,901			[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, P.O. Box 599, Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		13,006,279	[4]

[1]

Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

[2]

Less than .021% for any NEO; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares. Less than ..15% for the Directors and executive officers, as a group.

[3]	Total includes shares indirectly held by Mr. Moeller through his spouse who is also employed by the Company.
[4]

Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

SERIES B ESOP CONVERTIBLE CLASS A PREFERRED STOCK

(Number of shares)

Owner	Amount and Nature of Beneficial Ownership
	Profit Sharing Plan[1]	Trusteeships		Percent of Series
Angela F. Braly	—	—		—
Kenneth I. Chenault	—	—		—
Scott D. Cook	—	—		—
Susan Desmond-Hellmann	—	—		—
Werner Geissler	288	—		[2]
Robert A. McDonald	288	—		[2]
W. James McNerney, Jr.	—	—		—
Jon R. Moeller	—	—		—
E. Dimitri Panayotopoulos	288	—		[2]
Johnathan A. Rodgers	—	—		—
Edward D. Shirley	—	—		—
Robert A. Steele	—	—		—
Margaret C. Whitman	—	—		—
Mary Agnes Wilderotter	—	—		—
Patricia A. Woertz	—	—		—
Ernesto Zedillo	—	—		—
25 Directors and executive officers, as a group	1,058			[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, P.O. Box 599, Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		40,178,347	[3]

[1]

Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

[2]

Less than .0005% for any NEO; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares. Less than ..0018% for the Directors and executive officers, as a group.

[3]

Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of any transactions in Company stock by executive officers and Directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934. As a practical matter, the Company assists its Directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. All Directors and officers complied with these requirements during the past fiscal year.

Report of the Audit Committee

Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the New York Stock Exchange listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that Ms. Woertz and Mr. Chenault meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate. As noted previously in the proxy statement, the Committee’s work is guided by a Board-approved Charter, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Committee reviews and oversees the Company’s financial reporting process on behalf of the Board. Management has the Company’s primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended June 30, 2011, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

In its role of financial reporting oversight, the Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the year ended June 30, 2011, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In this context, the Committee met eight times (including telephone meetings to discuss quarterly results) during the fiscal year ended June 30, 2011. The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented. In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between Deloitte & Touche LLP and management. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on financial statement review and evaluation. A copy of this pre-approval process is attached to this proxy statement as Exhibit A.

Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended June 30, 2011 be included in our

Annual Report on Form 10-K for 2011 and selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2012. This report is provided by the following independent Directors, who constitute the Committee:

Ms. Patricia A. Woertz, Chair

Ms. Angela F. Braly

Mr. Kenneth I. Chenault

Dr. Sue Desmond-Hellmann

August 9, 2011

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2011. Pursuant to rules of the SEC, the fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”), are disclosed in the table below:

Fees Paid to Deloitte

(Dollars in Thousands)

	FY 2009/10	FY 2010/11
Audit Fees	$29,879	$29,505
Audit-Related Fees	2,942	3,808
Tax Fees	748	618

Subtotal	33,569	33,931
All Other Fees	354	117

Deloitte Total Fees	$33,923	$34,048

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte as described in Exhibit A to this proxy statement. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

1)

Audit Fees—These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)

Audit-Related Fees—These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; audits in connection with dispositions; and consulting on financial accounting/reporting standards and controls.

3)

Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

4)

All Other Fees—These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover various local engagements that are permissible under applicable laws and regulations including tax filings for individual employees included in the Company’s expatriate program.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

PROPOSAL TO RATIFY APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending June 30, 2012. Deloitte was our independent registered public accounting firm for the fiscal year ended June 30, 2011.

Deloitte representatives are expected to attend the 2011 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by the Company’s Code of Regulations, the Board of Directors’ By Laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR the following proposal:

RESOLVED, That action by the Audit Committee appointing Deloitte as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2012, is hereby ratified, confirmed and approved.

PROPOSAL FOR AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires the Board to provide our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the Say on Pay vote.

Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other multinational corporations for top talent and aligns our executives’ interests with the long-term interests of our shareholders. Our Compensation Discussion and Analysis, which begins on page 24 of this proxy statement, describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•	Consistent with our pay for performance philosophy, approximately 90% of our CEO’s key compensation components are performance-based;

•	Multiple performance metrics are utilized to discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others;

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success;

•	Equity plans prohibit re-pricing and backdating of stock options;

•

Clawback policies allow recovery of certain compensation payments and proceeds from stock transactions from executives in the event of a significant restatement of financial results for any reason or for a violation of certain stock plan provisions;

•	We do not grant time-based equity awards that vest immediately solely on account of a change-in-control;

•	We do not execute employment agreements with executives that contain special severance payments such as golden parachutes;

•	We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

•	We do not provide special executive retirement programs.

We design our compensation programs to motivate our executives to win during these tough economic times and to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent basis. When coupled with our Purpose-inspired Growth Strategy, we believe that the Company is positioned to win by touching and improving more consumers’ lives in more parts of the world more completely.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

PROPOSAL FOR AN ADVISORY VOTE ON

THE FREQUENCY OF SAY ON PAY VOTES

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders must be given the opportunity, at least once every six years, to cast a non-binding, advisory vote on whether a Say on Pay vote on the compensation of our NEOs should be held every one, two or three years.

After careful consideration of the various arguments supporting each frequency level, the Board believes that a vote of every “1 YEAR” on Say on Pay is the best choice for the Company and its shareholders at the present time. Our recommendation for a vote of every “1 YEAR” is indicative of the strong belief that we have in our executive compensation programs and their effectiveness.

The Board of Directors recommends a vote for a frequency of every “1 YEAR” on the following resolution:

RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s NEOs as set forth in the Company’s proxy statement should be every one year, two years, or three years.

Shareholders may cast a vote on the preferred frequency by selecting the option of one, two or three years (or abstain) when voting in response to the resolution. This vote is non-binding, but the C&LD Committee and Board fully intends to give meaningful and careful consideration to the vote results.

PROPOSAL TO AMEND THE COMPANY’S

AMENDED ARTICLES OF INCORPORATION

The following proposal will be presented for action at the annual meeting by direction of the Board:

RESOLVED, That Appendix A of the Amended Articles of Incorporation of the Company is hereby amended to read as set forth in Exhibit B to the proxy statement for this meeting; and

RESOLVED FURTHER, That Appendix B of the Amended Articles of Incorporation of the Company is hereby amended to read as set forth in Exhibit C to the proxy statement for this meeting; and

RESOLVED FURTHER, That the Board and the appropriate officers of the Company are authorized and directed to take appropriate steps to make effective the foregoing amendments to the Amended Articles of Incorporation of the Company, including filing such amendments in the office of the Secretary of State of Ohio.

The Board of Directors recommends a vote FOR this resolution for the following reasons:

Background

The Company currently has two outstanding series of preferred stock: Series A ESOP Convertible Class A Preferred Stock (“Series A Preferred Stock”) and Series B ESOP Convertible Class A Preferred Stock (“Series B Preferred Stock”) (collectively referred to as “Preferred Stock”). The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) is the holder of both series of Preferred Stock. The Series A Preferred Stock is used to fund the Company’s profit sharing contribution, which is the Company’s main U.S. pension plan, and the Series B Preferred Stock is used to fund retiree health care costs.

The Company’s current Amended Articles of Incorporation (“Articles”) establish different dividend record dates for Preferred Stock and Common Stock. The Articles also require the PST to formally request redemption prior to having a right to convert its Preferred Stock into Common Stock. Both provisions were enacted with the authorization of Preferred Stock in 1989. Today, neither is necessary. Further, they create administrative burdens that cause inefficiencies and complexities in the processes of both the PST and the Company. Amending the Articles to align the record dates for Preferred Stock and Common Stock and to remove the requirement of formally requesting redemption in order to have the right to convert Preferred Stock into Common Stock will alleviate these administrative burdens.

The proposed changes do not confer new rights or remove existing rights from either Preferred Stock or Common Stock. This proposal requires the approval of a majority of the issued and outstanding shares.

Board Position

The Board supports the proposed amendments to the Articles. Aligning record dates for Preferred Stock and Common Stock and eliminating a formal request for redemption will simplify the processes for both the PST and the Company, while neither conferring new rights nor removing existing rights from either Preferred Stock or Common Stock shareholders.

The Board of Directors recommends a vote FOR this resolution.

Shareholder Proposals

Shareholder Proposal #1

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, owner of 800 shares of Common Stock of the Company, has given notice that she intends to present for action at the annual meeting the following resolution:

RESOLVED: “That the stockholders of P&G, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“A Director elected through cumulative voting, might be more inclined to vote for rotating the annual meetings to locations other than Cincinnati from time to time.

“In 2010 the owners of 442,062,787 shares, representing approximately 25% of shares voting, voted for this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

The Board believes that cumulative voting is not in the best interests of the Company or its shareholders. The Company’s current system of one-vote-per-share has worked well over many years and forms the basis for the Company’s majority vote standard that was approved overwhelmingly by shareholders two years ago. This majority vote standard provides that a Director nominee can only be elected to the Board if he or she is supported by a majority of shareholders who vote on the election of that nominee. Implementing cumulative voting, however, could enable shareholders who own a minority of shares to elect a Director to the Board by “cumulating” their votes. This could allow small groups of shareholders to exert undue influence over the Company through their ability to elect Directors to the Board who represent their special interests. Further, such Directors, having been elected by less than a majority of shareholders, may focus on narrow interests unique to the constituency that elected them, rather than acting in the best interests of the Company and its shareholders as a whole.

The Board believes that its current corporate governance provisions, including annual election of Directors, majority voting, a presiding Director, and strong Director independence, are the best ways to serve shareholder interests while preserving the Board’s ability to operate effectively and in the best interests of the Company as a whole. These practices form the basis of the Company’s good corporate governance, which has assisted the Company in its strong performance over a number of years, and the Board believes that adopting cumulative voting is unnecessary in light of these practices.

The Board of Directors recommends a vote AGAINST this proposal.

Shareholder Proposal #2

People for the Ethical Treatment of Animals, 501 Front St., Norfolk, VA 23510, which owns 56 shares of common stock in the Company, has given notice that it intends to present for action at the annual meeting the following resolution:

RESOLVED, that the Board release to shareholders by the end of 2011 a plan for entirely phasing out Iams’ use of animals in laboratories for testing dog and cat food products and formulations, and instead, relying entirely on humane testing methods with companion animals in their own homes.

Supporting Statement:

After People for the Ethical Treatment of Animals exposed the cruel treatment of dogs and cats at an Iams independent contract facility,1 the company committed to using only its own laboratories and to a testing program using companion animals in their own homes. But more than 450 dogs and cats are still confined at the company’s Dayton and Lewisberg, Ohio, laboratories,2 and this year a former Iams laboratory employee provided PETA with first-hand information about how the dogs live: The animals—who are no different from our beloved companions—are reportedly confined for more than 23 hours a day, subjected to frequent blood draws, forced to sleep on cement floors, limited to 20 minutes of daily socialization, and denied normal lives and loving families. The tests to which they are subjected are not required by any government entity.

Further, Iams’ commitment to the animals it uses appears to be waning. Our company admitted in its most recent report that “there was no on-site meeting of the [Animal Welfare Advisory] Board and no unannounced review was conducted of the Pet Care program.”3 This lack of independent oversight violates Iams’ own policy, put in place to ensure at least minimal care of the animals and may have allowed problems to go unidentified and uncorrected, potentially causing animals to suffer.

It has been proven that animals are harmed by confinement in laboratories and that data collected in these animals is skewed. Physicians and scientists who reviewed 80 published studies concluded that “significant fear, stress, and possibly distress are predictable consequences of routine laboratory procedures and that these phenomena have substantial scientific and humane implications for the use of animals in laboratory research.”4 This stress is eliminated by using companion animals in their own homes.

Subjecting animals to life in a laboratory is not consistent with our company’s stated commitment to bettering life for animal companions. Iams can correct the inconsistency between what it says and what it does by implementing 100 percent in-home product testing practices. Iams already has a successful but limited program in place, and should now complete this process.

We urge shareholders to support this socially, ethically, and fiscally responsible resolution.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons.

The purpose of Iams is to enhance the health and well-being of dogs and cats through superior nutrition. We have an ethical responsibility to assure the products we develop are safe and wholesome.

[1]	PETA, “Animals Still Suffer at Iams,” Retrieved 22 Apr. 2011
<http://www.iamscruelty.com/introductions.asp>.
[2]	U.S. Department of Agriculture, The Iams Company Annual Report, 2010, Retrieved 22 Apr. 2011
<http://acissearch.aphis.usda.gov/LPASearch/faces/pdfpage.jspx?p7023=211%2C2010>.
[3]	The Iams Company, “Pet Care International Animal Welfare Advisory Board Annual Report,” 2009, Retrieved 22 Apr. 2011
<http://www.iamstruth.com/truthArticles.do?pi=BA&method=articles&articleID=1013>.
[4]	Jonathan Balcombe et al., “Laboratory Routines Cause Animal Stress,” Contemporary Topics in Laboratory Animal Science 43.6 (2004): 42-51.

We gain that assurance though nutritional feeding studies using dogs and cats, the majority of which live in private homes. Conducting these nutritional feeding studies in the homes of pet owners provides great value in advancing pet health and well-being.

The size and scope of our in-home testing program has broadened significantly since its inception. In the beginning, the conduct of these studies was limited to the homes of Iams employees and the studies themselves were limited to routine feeding tests. Over recent years, the program has greatly expanded. Tests are now placed in the homes of non-employee families, and the tests conducted have expanded beyond simple feeding studies, to now include more complex metabolism studies.

Even though the majority of the dogs and cats that take part in our studies live in homes, a few studies must be conducted in our facilities. There are two reasons for this. For some new nutritional innovations, it is very important that we initially monitor the dogs and cats very closely to ensure a new diet is well-tolerated. In addition, for some analyses, we have developed very sophisticated monitoring equipment that can only be operated by highly trained in-house personnel.

The limited number of dogs and cats that live on our site receive the highest level of care. They are provided with state-of-the-art living facilities that provide an enriched setting. Dogs and cats live in social groups and are given ample opportunity to interact with loving caregivers and each other. In addition, our socialization program has expanded over the recent years to now include enrichment opportunities that take place outside our facilities in venues around the local community.

To ensure that Iams conducts its welfare program with the highest standards of care, the Iams International Animal Care Advisory Board was established in 2003. This board is comprised of independent experts in the areas of animal welfare and veterinary medicine. Recent new members to this board, who have expertise in the areas of animal cognition and alternatives development, have greatly enhanced its value. The board has two onsite meetings per year and conducts unannounced visits, including a visit in 2010.

Given Iams’ continued commitment to conducting in-home testing, ensuring the welfare of the cats and dogs under its care and the necessity for conducting a limited number of studies in our facilities, a plan from the Board of Directors on phasing out Iams use of facility-based testing is unnecessary and would not provide shareholders with additional meaningful information.

The Board of Directors recommends a vote AGAINST this proposal.

Shareholder Proposal #3

Northstar Asset Management inc., P.O. Box 301840 Boston, Massachusetts 02130, owner of at least $2,000 in value of Common Stock of the Company, has given notice that it intends to present for action at the annual meeting the following resolution:

Shareholder Advisory Vote on Electioneering Contributions

Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission (Citizens United) interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving “electioneering communications,” and striking down elements of the previously well-established McCain-Feingold law;

Whereas Citizens United is viewed by some as having eroded a wall that has stood for a century between corporations and electoral politics (e.g., New York Times editorial, “The Court’s Blow to Democracy” on January 21, 2010);

Whereas, in July 2010 Target Corporation donated $150,000 to the political group Minnesota Forward, which was followed by a major national controversy with demonstrations, petitions, threatened boycotts and considerable negative publicity;

Whereas, “Guided by our Purpose, Values and Principles, P&G participates in the political process to help shape public policy and legislation that has a direct impact on the Company.”

Whereas, proponents believe The Procter & Gamble Company (P&G) should establish policies that minimize risk to the firm’s reputation and brand through possible future missteps in corporate electioneering;

Whereas, “A committee composed of appropriate members of P&G senior management decides which candidates, campaigns and committees the P&G PAC will support based on a nonpartisan effort to advance and protect the interests of the company and our stockholders and employees;”

Whereas, P&G has a firm nondiscrimination policy which states, “P&G is committed to providing equal opportunities in employment. This means we must treat our fellow P&Gers and P&G applicants fairly and never engage in any form of unlawful discrimination. We follow all related laws and in our employment decisions (such as recruiting, hiring, training, salary and promotion) we do not discriminate against individuals on the basis of race, color, gender, age, national origin, religion, sexual orientation, gender identity and expression, marital status, citizenship, disability, veteran status, HIV/AIDS status, or any other legally protected factor.”

RESOLVED: Shareholders recommend that the Board of Directors adopt a policy under which the proxy statement for each annual meeting will contain a proposal describing:

•	the Company’s and P&G PAC policies on electioneering and political contributions and communications,

•	any specific expenditures for these electioneering and political contributions and communications known to be anticipated during the forthcoming fiscal year,

•	the total amount of anticipated expenditures,

•	a list of specific electioneering expenditures made in the prior fiscal year,

•	management’s analysis of the congruency of those policies and such expenditures with company values and policies;

•	and providing an advisory shareholder vote on those policies and future plans.

Supporting Statement: Proponents recommend that the annual proposal also contain management’s analysis of risks to our company’s brand, reputation, or shareholder value. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

Company policy is to not use corporate funds to influence federal and state elections for office, including political contributions to trade associations for that purpose. As such, corporate funds are not used for “electioneering” contributions and communications. This means corporate funds are not used in support of or in opposition to political candidates, political parties, political committees and other political entities organized and operating for political candidates.

Eligible Company employees may voluntarily contribute money to The Procter & Gamble Company Good Government Committee (“P&G PAC”), which is a political action committee supporting candidates at the federal, state and local levels. Participation in the P&G PAC is strictly voluntary. It allows employees to pool their resources to support candidates advocating for issues important to the business and quality of life in the communities in which they live and work. It is nonpartisan and generally does not contribute to presidential candidates, national political parties, trade and industry associations or leadership PACs. While employees can indicate which political party their contributions should support, on average the P&G PAC makes distributions to members of each party equally.

The P&G PAC is regulated by the Federal Election Campaign Act of 1971. P&G PAC operations are transparent and compliant with all applicable laws. The P&G PAC is governed by a set of By Laws and supervised by a diverse board of senior Company managers, government relations personnel and legal counsel.

In addition to having strong governance, the P&G PAC already has a practice of public disclosure. Its bylaws require all distributions be made public at www.pgpac.com in accordance with federal and state election laws. As noted on the website, the P&G PAC made 224 contributions in 2010, with an average contribution of approximately $1,000.

Given that the Company’s policy is to not use corporate funds for electioneering contributions or communications and the P&G PAC, which consists of voluntary personal contributions by employees, has its own strong system of governance and already publicly discloses all political distributions, the Board of Directors believes the adoption of a policy requiring additional disclosure and a non-binding advisory vote on policies and future plans is unnecessary and will not meaningfully advance shareholder interests.

The Board of Directors recommends a vote AGAINST this proposal.

2012 Annual Meeting Date and Shareholder Proposals

It is anticipated that the 2012 annual meeting of shareholders will be held on Tuesday, October 9, 2012. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on April 28, 2012. Any such proposals should be sent to The Procter & Gamble Company, c/o Secretary, One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

Annual Meeting Advance Notice Requirements

Our Code of Regulations requires advance notice for any business to be brought before an annual meeting of shareholders. In general, for business to be properly brought before an annual meeting by a shareholder (other than in connection with the election of Directors, see section entitled “Shareholder Recommendations of Board Nominees and Committee Process for Recommending Board Nominees” on page 20 of this proxy statement; or any matter brought pursuant to SEC Rule 14a-8), the shareholder must meet certain ownership requirements and written notice of such business must be received by the Secretary of the Company not less than 90 days nor more than 240 days prior to the one year anniversary of the preceding year’s annual meeting. Certain other notice periods apply if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. Based upon the one-year anniversary of the 2011 annual meeting, a shareholder wishing to bring such business before the 2012 annual meeting must provide such notice no earlier than February 14, 2012 and no later than July 13, 2012.

As set forth in the Code of Regulations, the shareholder’s notice to the Secretary must contain certain information. A copy of our Code of Regulations can be found on the Company’s website at www.pg.com or may be obtained from the Secretary of the Company at the address provided above.

If a shareholder notifies the Company of an intent to present business at the 2012 annual meeting of shareholders, and such business may be properly presented at that meeting consistent with the Company’s Code of Regulations and Amended Articles of Incorporation, the Company will have the right to exercise its discretionary voting authority with respect to such business without including information regarding such proposal in its proxy materials.

Other Matters

Unless corrections are identified, the minutes of the annual meeting of shareholders held October 12, 2010 will be approved as recorded. Any such action approving the minutes does not constitute approval or disapproval of any of the matters referenced therein.

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and will use their discretion accordingly.

Exhibit A

The Procter & Gamble Company Audit Committee Policies

I.	Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee (the “Committee”) has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

A.

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the coming fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by Committee.

B.	The independent auditor will submit to the Committee for approval an audit services fee proposal with the engagement letter.

C.

For non-audit services, Company management will submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

D.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

E.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Vice-President of Internal Controls will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

A-1

Exhibit B

Amended Articles of Incorporation of

The Procter & Gamble Company

Excerpt of Appendix A

Series A ESOP Convertible Class A Preferred Stock

(hereinafter referred to as Series A Preferred Stock)

2.	Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefore, cash dividends (“Preferred Dividends”) in an amount per share initially equal to $8.124 per share per annum, subject to adjustment from time to time as hereinafter provided, (such amount, as adjusted from time to time, being hereinafter referred to as the “Preferred Dividend Rate”), payable quarterly, one-fourth on the third day of March, one-fourth on the third day of June, one-fourth on the third day of September, and one-fourth on the third day of December of each year (each a “Dividend Payment Date”) commencing on June 3, 1989, to holders of record at the start of business on such Dividend Payment Date, provided that if the Board of Directors has declared since the prior Dividend Payment Date a quarterly dividend on the Common Stock at a rate that exceeds one-fourth of the Preferred Dividend Rate in effect on such day, the holders of record on the start of business on the record ~~payment~~ date for such dividend on the Common Stock shall be entitled to receive a cash dividend in an amount per share equal to the quarterly dividend declared on a share of Common Stock, payable on the same date as such dividend on the Common Stock, and provided further that the Dividend Payment Date for the Series A Preferred Stock shall thereafter be the same date as the record ~~payment~~ date for the dividend on the Common Stock or if no dividend is declared on the Common Stock in any quarter, the Dividend Payment Date shall be, as appropriate, the fifteenth day of February, May, August or November or if such days are not a day on which the New York Stock Exchange is open for business, then the next preceding day when the New York Stock Exchange is open for business. Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of issuance of such shares of Series A Preferred Stock. Preferred Dividends shall accrue on a daily basis, based on the Preferred Dividend Rate in effect on such day, whether or not the Company shall have earnings or surplus at the time, but Preferred Dividends accrued after March 3, 1989 on the shares of Series A Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. A full quarterly dividend payment of $2.034 per share shall accrue for the period from the date of issuance until June 3, 1989. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

5.	Conversion into Common Stock.

(A) A holder of shares of Series A Preferred Stock shall be entitled~~, at any time prior to the close of business on the date fixed for redemption of such share pursuant to section 6, 7, or 8 hereof,~~ to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted shall be determined by dividing the Liquidation Price in effect at the time of conversion by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be $110.004 subject to adjustment as hereinafter provided.

[4]

As a result of four two-for-one stock splits on the Common Stock effective October 20, 1989, May 15, 1992, August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002, the Conversion Price, Liquidation Price and Preferred Dividend Rate were all adjusted in accordance with the terms of paragraph 9(A)(1) of this Appendix A to be as follows: Conversion Price—$6.82; Liquidation Price—$6.82; Preferred Dividend Rate—$.5036075 per share per annum, with a corresponding change in the quarterly dividend payment. (This footnote is not a part of the Company's Amended Articles of Incorporation but is included to provide up-to-date information on the status of Series A ESOP Convertible Class A Preferred Stock.)

B-1

Exhibit C

Amended Articles of Incorporation of

The Procter & Gamble Company

Excerpt of Appendix B

Series B ESOP Convertible Class A Preferred Stock

(hereinafter referred to as Series B Preferred Stock)

2.	Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends (“Series B Preferred Dividends”) in an amount per share initially equal to $4.125 per share per annum, subject to adjustment from time to time as hereinafter provided, (such amount, as adjusted from time to time, being hereinafter referred to as the “Series B Preferred Dividend Rate”), payable quarterly, one-fourth on the twenty-seventh day of November, one-fourth on the twenty-seventh day of February, one-fourth on the twenty-seventh day of May, and one-fourth on the twenty-seventh day of August of each year (each a “Series B Dividend Payment Date”) commencing on August 27, 1993, to holders of record at the close of business on the second Friday of the relevant Series B Dividend Payment Date month, provided that if the Board of Directors has declared since the prior Dividend Payment Date a quarterly dividend on the Common Stock at a rate that exceeds one-fourth of the Preferred Dividend Rate in effect on such day, the holders of record on the start of business on the record ~~payment~~ date for such dividend on the Common Stock shall be entitled to receive a cash dividend in an amount per share equal to the quarterly dividend declared on a share of Common Stock, payable on the same date as such dividend on the Common Stock, and provided further that the Dividend Payment Date for the Series B Preferred Stock shall thereafter be the same date as the record ~~payment~~ date for the dividend on the Common Stock or if no dividend is declared on the Common Stock in any quarter, the Dividend Payment Date shall be, as appropriate, the fifteenth day of February, May, August or November or if such days are not a day on which the New York Stock Exchange is open for business, then the next preceding day when the New York Stock Exchange is open for business. Series B Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Series B Preferred Dividends shall accrue on a daily basis, based on the Series B Preferred Dividend Rate in effect on such day, whether or not the Company shall have earnings or surplus at the time, but Series B Preferred Dividends accrued after June 30, 1993 on the shares of Series B Preferred Stock for any period less than a full quarterly period between Series B Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. A partial dividend payment of $.649355 per share shall accrue for the period from the date of issuance until August 27, 1993. Accumulated but unpaid Series B Preferred Dividends shall cumulate as of the Series B Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Series B Preferred Dividends.

5.	Conversion into Common Stock.

(A) A holder of shares of Series B Preferred Stock shall be entitled~~, at any time prior to the close of business on the date fixed for redemption of such share pursuant to section 6, 7, or 8 hereof,~~ to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the Series B Preferred Stock may be converted shall be determined by dividing the Series B Liquidation Price in effect at the time of conversion by the Series B Conversion Price (as hereinafter defined) in effect at the time of conversion. The Series B Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series B Preferred Stock shall be $52.245, subject to adjustment as hereinafter provided.

[5]

As a result of two two-for-one stock splits on the Common Stock effective August 22, 1997 and May 21, 2004 and the Smucker transaction effective June 1, 2002, the Conversion Price, Liquidation Price and Preferred Dividend Rate were all adjusted in accordance with the terms of paragraph 9(A)(1) of this Appendix B to be as follows: Conversion Price—$12.96; Liquidation Price—$12.96; Preferred Dividend Rate—$1.022 per share per annum, with a corresponding change in the quarterly dividend payment. (This footnote is not a part of the Company's Amended Articles of Incorporation but is included to provide up-to-date information on the status of Series B ESOP Convertible Class A Preferred Stock.)

C-1

0038-6004

THE PROCTER & GAMBLE COMPANY P.O. BOX 5572 CINCINNATI, OH 45201-5572

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. on October 10, 2011. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions on the website.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. on October 10, 2011. Have your proxy/voting instruction card in hand when you call and follow the instructions the vote voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to The Procter & Gamble Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      M37537-P15307-Z56155-Z56191      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PROCTER & GAMBLE COMPANY
	Vote on Directors
The Board of Directors recommends you vote FOR the following action:
1. ELECTION OF DIRECTORS
Nominees:	For	Against	Abstain

1a. Angela F. Braly	☐	☐	☐	Vote on Proposals
1b. Kenneth I. Chenault	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain
1c. Scott D. Cook	☐	☐	☐	2.	Ratify Appointment of the Independent Registered Public Accounting Firm (Page 65 of Proxy Statement)		☐	☐	☐
1d. Susan Desmond-Hellmann	☐	☐	☐	3.	Advisory Vote to Approve the Company’s Say on Pay Vote (Pages 65-66 of Proxy Statement)		☐	☐	☐
1e. Robert A. McDonald	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain
1f. W. James McNerney, Jr.	☐	☐	☐	4.	Advisory Vote to Recommend the Frequency of the Say on Pay Vote (Pages 66-67 of Proxy Statement)	☐	☐	☐	☐
1g. Johnathan A. Rodgers	☐	☐	☐
1h. Margaret C. Whitman	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
1i. Mary Agnes Wilderotter	☐	☐	☐	5.	Amend the Company’s Amended Articles of Incorporation (Page 67 of Proxy Statement)		☐	☐	☐
1j. Patricia A. Woertz	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposals:
1k. Ernesto Zedillo	☐	☐	☐	6.	Shareholder Proposal #1 - Cumulative Voting (Page 68 of Proxy Statement)		☐	☐	☐
				7.	Shareholder Proposal #2 - Animal Testing (Pages 69- 70 of Proxy Statement)		☐	☐	☐
				8.	Shareholder Proposal #3 - Electioneering Contributions (Pages 70-72 of Proxy Statement)		☐	☐	☐

	NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS

AND

ADMISSION TICKET

This is notice of your invitation to attend the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 11, 2011 at 9:00 a.m. at the Procter & Gamble Hall at The Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio.

In addition to reviewing the minutes of last year’s annual meeting and receiving reports of officers, the purposes of the meeting are listed on the voting portion of the proxy card attached below to this Admission Ticket.

You should present this Admission Ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. If the shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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M37538-P15307-Z56155-Z56191

THE PROCTER & GAMBLE COMPANY

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

Annual Meeting of Shareholders-Tuesday, October 11, 2011

The undersigned hereby appoints Robert A. McDonald, W. James McNerney, Jr., and Ernesto Zedillo (the “Proxy Committee”), and each of them (with respect to any shares of Common Stock held by the undersigned directly or via the Company’s Shareholder Investment Program) as proxies to attend the annual meeting of shareholders of the Company to be held on Tuesday, October 11, 2011 at 9:00 a.m. in Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned: as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, FOR the recommendations of the Board of Directors on items 2, 3 and 5, 1 YEAR on item 4 and AGAINST the proposals listed as items 6, 7, and 8.

This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and the Procter & Gamble Savings Plan (as applicable, with respect to shares of Common Stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote all shares held for the benefit of the undersigned, as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and with the Proxy Committee on such other matters as may properly come before the meeting. The Trustees will vote shares of the Company’s Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.

This proxy/voting instruction card is solicited jointly by the Board of Directors of The Procter & Gamble Company and the Trustees listed above pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. Votes should be received by the Company’s proxy tabulator, Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. on Monday, October 10, 2011, for Common shares to be voted and 4:00 p.m. on Friday, October 7, 2011 for the Trustees to vote the Plan shares. Broadridge will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively. Individual proxy voting and voting instructions will be kept confidential by Broadridge and not provided to the Company.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 11, 2011.

THE PROCTER & GAMBLE COMPANY

Meeting Information

Meeting Type:    Annual

For holders as of:    August 12, 2011

Date:    October 11, 2011        Time:    9:00 a.m.

Location:    Procter & Gamble Hall

                     The Aronoff Center for the Arts

                     650 Walnut Street

                      Cincinnati, Ohio

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT    ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow     (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow     (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 27, 2011 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

[G]

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow     available and follow the instructions.

Vote By Phone: To vote now by telephone, dial 1-800-690-6903, using any touch-tone telephone. Have the information that is printed in the box marked by the arrow     available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Voting Items

The Board of Directors recommends you vote FOR the following action:

1.	Election of Directors

Nominees:

1a.	Angela F. Braly

1b.	Kenneth I. Chenault

1c.	Scott D. Cook

1d.	Susan Desmond-Hellmann

1e.	Robert A. McDonald

1f.	W. James McNerney, Jr.

1g.	Johnathan A. Rodgers

1h.	Margaret C. Whitman

1i.	Mary Agnes Wilderotter

1j.	Patricia A. Woertz

1k.	Ernesto Zedillo

	The Board of Directors recommends you vote FOR the following proposals:

	2.	Ratify Appointment of the Independent Registered Public Accounting Firm

[G]	3.	Advisory Vote to Approve the Company’s Say on Pay Vote

The Board of Directors recommends you vote 1 YEAR on the following proposal:

4.	Advisory Vote to Recommend the Frequency of the Say on Pay Vote

The Board of Directors recommends you vote FOR the following proposal:

5.	Amend the Company’s Amended Articles of Incorporation

The Board of Directors recommends you vote AGAINST the following proposals:

6.	Shareholder Proposal #1 - Cumulative Voting

7.	Shareholder Proposal #2 - Animal Testing

8.	Shareholder Proposal #3 - Electioneering Contributions

[G]

Dear Shareholder:

On August 26, 2011, we sent you a notice indicating that the proxy statement and voting instructions for the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 11, 2011, were available on line at www.proxyvote.com.

As of September 27, we have not received your proxy. If you have in fact already voted, we thank you. If not, we hope you will do so now.

In case you have lost the original notice, an additional notice and proxy card are enclosed together with a return envelope. You can also vote by telephone or via the internet at www.proxyvote.com. Instructions are included on the proxy card.

Thank you for your attention to this matter.

THE PROCTER & GAMBLE COMPANY